
                                                                     Exhibit 4.1

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                                    INDENTURE

                                     between

                        MPT Operating Partnership, L.P.,
                                   as Issuer,

                         Medical Properties Trust, Inc.,
                                  as Guarantor,

                                       and

                            WILMINGTON TRUST COMPANY,
                                   as Trustee

                                   ----------

                            Dated as of July 14, 2006

                                   ----------

================================================================================

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                                TABLE OF CONTENTS

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                                ARTICLE I

         Definitions and Other Provisions of General Application

SECTION 1.1.  Definitions ...............................................     1
SECTION 1.2.  Compliance Certificate and Opinions .......................    11
SECTION 1.3.  Forms of Documents Delivered to Trustee ...................    11
SECTION 1.4.  Acts of Holders ...........................................    12
SECTION 1.5.  Notices, Etc ..............................................    14
SECTION 1.6.  Notice to Holders; Waiver .................................    15
SECTION 1.7.  Effect of Headings and Table of Contents ..................    15
SECTION 1.8.  Successors and Assigns ....................................    15
SECTION 1.9.  Separability Clause .......................................    15
SECTION 1.10. Benefits of Indenture .....................................    15
SECTION 1.11. Governing Law .............................................    16
SECTION 1.12. Submission to Jurisdiction ................................    16
SECTION 1.13. Non-Business Days .........................................    16

                                ARTICLE II

                            Senior Note Forms

SECTION 2.1.  Form of Senior Note .......................................    16
SECTION 2.2.  Restricted Legend .........................................    21
SECTION 2.3.  Form of Trustee's Certificate of Authentication ...........    23
SECTION 2.4.  Temporary Senior Notes ....................................    23
SECTION 2.5.  Definitive Senior Notes ...................................    24

                               ARTICLE III

                             The Senior Notes

SECTION 3.1.  Payment of Principal and Interest .........................    24
SECTION 3.2.  Denominations .............................................    27
SECTION 3.3.  Execution, Authentication, Delivery and Dating ............    27
SECTION 3.4.  Global Senior Notes .......................................    28
SECTION 3.5.  Registration, Transfer and Exchange Generally .............    30
SECTION 3.6.  Mutilated, Destroyed, Lost and Stolen Senior Notes ........    31
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                                   -i-

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SECTION 3.7.  Persons Deemed Owners .....................................    32
SECTION 3.8.  Cancellation ..............................................    32
SECTION 3.9.  RESERVED ..................................................    33
SECTION 3.10. RESERVED ..................................................    33
SECTION 3.11. Agreed Tax Treatment ......................................    33
SECTION 3.12. CUSIP Numbers .............................................    33

                                ARTICLE IV

                        Satisfaction and Discharge

SECTION 4.1.  Satisfaction and Discharge of Indenture ...................    33
SECTION 4.2.  Application of Trust Money ................................    35

                                ARTICLE V

                                 Remedies

SECTION 5.1.  Events of Default .........................................    35
SECTION 5.2.  Acceleration of Maturity; Rescission and Annulment ........    36
SECTION 5.3.  Collection of Indebtedness and Suits for Enforcement by
                 Trustee ................................................    37
SECTION 5.4.  Trustee May File Proofs of Claim ..........................    38
SECTION 5.5.  Trustee May Enforce Claim Without Possession of Senior
                 Notes ..................................................    38
SECTION 5.6.  Application of Money Collected ............................    38
SECTION 5.7.  Limitation on Suits .......................................    39
SECTION 5.8.  Unconditional Right of Holders to Receive Principal,
                 Premium and Interest ...................................    39
SECTION 5.9.  Restoration of Rights and Remedies ........................    39
SECTION 5.10. Rights and Remedies Cumulative ............................    40
SECTION 5.11. Delay or Omission Not Waiver ..............................    40
SECTION 5.12. Control by Holders ........................................    40
SECTION 5.13. Waiver of Past Defaults ...................................    40
SECTION 5.14. Undertaking for Costs .....................................    41
SECTION 5.15. Waiver of Usury, Stay or Extension Laws ...................    41

                                ARTICLE VI

                               The Trustee

SECTION 6.1.  Corporate Trustee Required ................................    42
SECTION 6.2.  Certain Duties and Responsibilities .......................    42
SECTION 6.3.  Notice of Defaults ........................................    43
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                                  -ii-

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
SECTION 6.4.  Certain Rights of Trustee .................................    43
SECTION 6.5.  May Hold Senior Notes .....................................    45
SECTION 6.6.  Compensation; Reimbursement; Indemnity ....................    46
SECTION 6.7.  Resignation and Removal; Appointment of Successor .........    47
SECTION 6.8.  Acceptance of Appointment by Successor ....................    48
SECTION 6.9.  Merger, Conversion, Consolidation or Succession to
                 Business ...............................................    48
SECTION 6.10. Not Responsible for Recitals or Issuance of Senior Notes ..    48
SECTION 6.11. Appointment of Authenticating Agent .......................    49

                               ARTICLE VII

            Holder's Lists and Reports by Trustee and Company

SECTION 7.1.  Company to Furnish Trustee Names and Addresses of
                 Holders ................................................    50
SECTION 7.2.  Preservation of Information, Communications to Holders ....    51
SECTION 7.3.  Reports by Company and Trustee ............................    51

                               ARTICLE VIII

           Consolidation, Merger, Conveyance, Transfer or Lease

SECTION 8.1.  Company and Guarantor May Consolidate, Etc., Only on
                 Certain Terms ..........................................    51
SECTION 8.2.  Successor Company or Guarantor Substituted ................    53

                                ARTICLE IX

                         Supplemental Indentures

SECTION 9.1.  Supplemental Indentures without Consent of Holders ........    54
SECTION 9.2.  Supplemental Indentures with Consent of Holders ...........    54
SECTION 9.3.  Execution of Supplemental Indentures ......................    55
SECTION 9.4.  Effect of Supplemental Indentures .........................    55
SECTION 9.5.  Reference in Senior Notes to Supplemental Indentures ......    55

                                ARTICLE X

                                Covenants

SECTION 10.1. Payment of Principal, Premium and Interest ................    56
SECTION 10.2. Money for Senior Note Payments to be Held in Trust ........    56
SECTION 10.3. Statement as to Compliance ................................    57
SECTION 10.4. Maximum Leverage ..........................................    57
SECTION 10.5. Additional Covenants ......................................    57
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                                  -iii-

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SECTION 10.6. Waiver of Covenants .......................................    58
SECTION 10.7. Treatment of Senior Notes .................................    58
SECTION 10.8. Change in Control .........................................    58
SECTION 10.9. Calculation Agent .........................................    59

                                ARTICLE XI

                        Redemption of Senior Notes

SECTION 11.1. Optional Redemption .......................................    59
SECTION 11.2. Election to Redeem; Notice to Trustee .....................    60
SECTION 11.3. Selection of Senior Notes to be Redeemed ..................    60
SECTION 11.4. Notice of Redemption ......................................    61
SECTION 11.5. Deposit of Redemption Price ...............................    61
SECTION 11.6. Payment of Senior Notes Called for Redemption .............    62

                               ARTICLE XII

                                Guarantee

SECTION 12.1. The Guarantee .............................................    62
SECTION 12.2. Guarantee Unconditional, etc ..............................    63
SECTION 12.3. Reinstatement .............................................    63
SECTION 12.4. Subrogation ...............................................    63

                                    SCHEDULES

Schedule A   Determination of LIBOR

Exhibit A    Form of Officer's Certificate
Exhibit B    Form of Officers' Certificate pursuant to Section 10.3
Exhibit C    Form of Transferee Certificate to be Executed by Transferees other than QIBs
Exhibit D    Form of Transferor Certificate to be Executed by QIBs

     INDENTURE, dated as of July 14, 2006, between MPT Operating Partnership, L.P., a Delaware limited partnership (the "Company"), Medical Properties Trust, Inc., a Maryland corporation (the "Guarantor"), and WILMINGTON TRUST COMPANY, a Delaware banking corporation, as Trustee (in such capacity, the "Trustee").

                             RECITALS OF THE COMPANY

     WHEREAS, the Company has duly authorized the execution and delivery of this Indenture to provide for the issuance of its unsecured Senior Notes (the "Senior Notes"), and to provide the terms and conditions upon which the Senior Notes are to be authenticated, issued and delivered; and the Guarantor has duly authorized the issuance of its guarantee of the Senior Notes (the "Guarantee") under this Indenture; and

     WHEREAS, all things necessary to make this Indenture a valid agreement of the Company and the Guarantor, in accordance with its terms, have been done.

     Now, therefore, this Indenture Witnesseth:

     For and in consideration of the premises and the purchase of the Senior Notes by the Holders (as hereinafter defined) thereof, it is mutually covenanted and agreed, for the equal and proportionate benefit of all Holders of the Senior Notes, as follows:

                                    ARTICLE I

             Definitions and Other Provisions of General Application

     SECTION 1.1. Definitions.

     For all purposes of this Indenture, except as otherwise expressly provided or unless the context otherwise requires:

          (a) the terms defined in this Article I have the meanings assigned to them in this Article I;

          (b) the words "include", "includes" and "including" shall be deemed to be followed by the phrase "without limitation";

          (c) all accounting terms not otherwise defined herein have the meanings assigned to them in accordance with GAAP;

          (d) unless the context otherwise requires, any reference to an "Article" or a "Section" refers to an Article or a Section, as the case may be, of this Indenture;

          (e) the words "hereby", "herein", "hereof" and "hereunder" and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision;

          (f) a reference to the singular includes the plural and vice versa;
     and

          (g) the masculine, feminine or neuter genders used herein shall include the masculine, feminine and neuter genders.

     "Act" when used with respect to any Holder, has the meaning specified in
Section 1.4(a).

     "Additional Notes" means the Senior Notes due 2016 (other than the Initial Notes) issued under this Indenture in accordance with Section 3.3 hereof.

     "Additional Interest" means the interest, if any, that shall accrue on any amounts payable on the Senior Notes, the payment of which has not been made on the applicable Interest Payment Date and which shall accrue at the rate per annum specified or determined as specified in such Senior Note.

     "Affiliate" of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, "control," when used with respect to any specified Person, means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

     "Applicable Depositary Procedures" means, with respect to any transfer or transaction involving a Global Senior Note or beneficial interest therein, the rules and procedures of the Depositary for such Senior Note, in each case to the extent applicable to such transaction and as in effect from time to time.

     "Authenticating Agent" means any Person authorized by the Trustee pursuant to Section 6.11 to act on behalf of the Trustee to authenticate the Senior Notes.

     "Board of Directors" means the board of directors of the Company or the Guarantor, as the context requires, or any duly authorized committee of that board.

     "Board Resolution" means a copy of a resolution certified by the Secretary or an Assistant Secretary of the Company or the Guarantor, as the context requires, to have been duly adopted by the Board of Directors and to be in full force and effect on the date of such certification.

     "Breakage Costs" means any and all reasonable costs and fees of any Holder (including, without limitation, the reasonable fees and expenses of any counsel engaged by such Holder to enforce the obligations of the Company hereunder) (as determined by such holder), directly associated or incurred in connection with unwinding, terminating, modifying or otherwise breaking of any interest rate swap or other interest rate hedging arrangement entered into with respect to the interest rate on the Senior Notes prior to July 30, 2011 where such unwinding, termination, modification or breaking is caused by the payment of principal on the Senior Notes prior to July 30, 2011 in connection with a repurchase of the Senior Notes pursuant to Section 10.8.

     "Business Day" means any day other than (i) a Saturday or Sunday, (ii) a day on which banking institutions in the City of New York or in Birmingham, Alabama are authorized or required by law, regulation or executive order to remain closed or (iii) a day on which the Corporate Trust Office of the Trustee is closed for business.

     "Calculation Agent" has the meaning specified in Section 10.9(a).

     "Change of Control" shall be deemed to have occurred upon the happening of any of the following events:

          (i) the approval by the holders of Equity Interests of the Company of a transaction that would result in the reorganization, merger or consolidation of the Company with one or more other persons, other than a transaction following which:

               (A) more than 50% of the Equity Interests of the entity resulting from such transaction are beneficially owned (within the meaning of Rule 13d-3 promulgated under Exchange Act, as defined herein) in substantially the same relative proportions by persons who, immediately prior to such transaction, beneficially owned (within the meaning of Rule 13d-3 promulgated under the Exchange Act) more than 50% of the outstanding Equity Interests in the Company; and

               (B) more than 50% of the securities entitled to vote generally in the election of directors, managing member(s) or general partner(s), as the case may be, of the entity resulting from such transaction are beneficially owned (within the meaning of Rule 13d-3 promulgated under the Exchange Act) in substantially the same relative proportions by persons who, immediately prior to such transaction, beneficially owned (within the meaning of Rule 13d-3 promulgated under the Exchange Act) more than 50% of the securities entitled to vote generally in the election of directors, managing member(s) or general partner(s), as the case may be, of the Company;

          (ii) the acquisition of: (A) all or substantially all of the assets of the Company or (B) beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 35% or more of the Equity Interests of the Company entitled to vote generally in the election of directors, managing member(s) or general partner(s), as the case may be, by any person or by any persons acting in concert, or approval by the holders of Equity Interests of the Company or by the directors, managing member(s) or general partner(s), as the case may be, of any transaction which would result in an acquisition described in clauses (ii)(A) or (B);

          (iii) a complete liquidation or dissolution of the Company, or approval by the holders of Equity Interests of the Company or by the directors, managing member(s) or general partner(s), as the case may be, of a plan for such liquidation or dissolution;

          (iv) the occurrence of any event if, immediately following such event, at least 50% of the members of the Board of Directors do not belong to any of the following groups:

               (A) individuals who were members of the Board of Directors on the date of this Indenture; or

               (B) individuals who first became members of the Board of Directors after the date of this Indenture either:

                    (1) upon election to serve as a member of the Board of
               Directors by affirmative vote of three-quarters of the members of such board, or of a nominating committee thereof, in office at the time of such first election; or

                    (2) upon election by the holders of Equity Interests of the
               Company to serve as a member of the Board of Directors, but only if nominated for election by affirmative vote of three-quarters of the members of the Board of Directors of the Company, or of a nominating committee thereof, in office at the time of such first nomination;

     provided, however, that such individual's election or nomination did not result from an actual or threatened election contest or other actual or threatened solicitation of proxies or consents other than by or on behalf of the Board of Directors;

          (v) in the case of any Company that is a limited liability company, removal, withdrawal or retirement of any managing member or manager, and in the case of any Company that is a limited partnership, removal, withdrawal or retirement of any general partner;

          (vi) in the case of any Company that is a limited liability company or a limited partnership, any Change of Control event with respect to any managing member or general partner described in clauses (i), (ii), (iii),
     (iv) or (v);

          (vii) any event that would result in the possession, directly or indirectly, whether by equity ownership, contractual arrangement, or otherwise of the power to direct or cause the direction of the management or policies of the Company by any Person not in possession of such power as of the date hereof; or

          (viii) any other event that would be described in this definition of "Change of Control" if the term "Guarantor" were substituted for the term "Company" herein.

     In no event, however, shall a Change of Control be deemed to have occurred as a result of any acquisition of securities or assets of the Company, the Guarantor, or a subsidiary of either of them, by the Company, the Guarantor, or any subsidiary of either of them, or by any employee benefit plan maintained by any of them.

     "Change of Control Notice" has the meaning specified in Section 10.8(b).

     "Closing Date" means the date specified in the relevant purchase or placement agreement for the offer and sale of any of the Senior Notes issued pursuant to this Indenture.

     "Company" means the Person named as the "Company" in the first paragraph of this Indenture until a successor Person shall have become such pursuant to the applicable provisions of this Indenture, and thereafter "Company" shall mean such successor Person.

     "Company Request" and "Company Order" mean, respectively, the written request or order signed in the name of the Company by its Chairman of the Board of Directors, its Vice Chairman of the Board of Directors, its Chief Executive Officer, President or a Vice President, and by its Chief Financial Officer, Treasurer, an Assistant Treasurer, its Secretary or an Assistant Secretary, and delivered to the Trustee.

     "Consolidated Subsidiary" means at any date, any Subsidiary or other Person the accounts of which would be consolidated with those of the Guarantor or the Company (or any other Person, as the context may require hereunder) in its consolidated financial statements if such statements were prepared as of such date.

     "Corporate Trust Office" means the principal office of the Trustee at which at any particular time its corporate trust business shall be administered, which office at the date of this Indenture is located at Rodney Square North, 1100 North Market Street, Wilmington, Delaware 19890-0001, Attention: Corporate Capital Markets, or such other address as the Trustee may designate from time to time by notice to the Holders, the Company and the Guarantor or the principal corporate trust office of any successor trustee.

     "Defaulted Interest" has the meaning specified in Section 3.1(c).

     "Defined Period" means a period ending on the last day of each calendar month and comprised of the three (3) most recent calendar months then ended (taken as one accounting period) unless some other period is specified in this Indenture; provided, that the first Defined Period following the date of this Indenture shall consist of the first full calendar month following the date of this Indenture (on an annualized basis) and the second Defined Period following the date of this Indenture shall consist of the first and second full calendar months following the date of this Indenture (on an annualized basis).

     "Definitive Senior Note Certificates" means Senior Notes issued in certificated, fully registered form that are not Global Senior Notes.

     "Depositary" means an organization registered as a clearing agency under the Exchange Act that is designated as Depositary by the Company or any successor thereto. DTC will be the initial Depositary.

     "Depositary Participant" means a broker, dealer, bank, other financial institution or other Person for whom from time to time a Depositary effects book-entry transfers and pledges of securities deposited with the Depositary.

     "Dollar" or "$" means the currency of the United States of America that, as at the time of payment, is legal tender for the payment of public and private debts.

     "DTC" means The Depository Trust Company, a New York corporation.

     "Equity Interests" means any of (a) the partnership interests (general or limited) in a partnership, (b) the membership interests in a limited liability company or (c) the shares or stock interests (both common stock and preferred stock) in a corporation.

     "Event of Default" has the meaning specified in Section 5.1.

     "Exchange Act" means the Securities Exchange Act of 1934 or any statute successor thereto, in each case as amended from time to time.

     "Expiration Date" has the meaning specified in Section 1.4(h).

     "GAAP" means United States generally accepted accounting principles, consistently applied, from time to time in effect.

     "Global Senior Note" means a Senior Note that evidences all or part of the Senior Notes, the ownership and transfers of which shall be made through book entries by a Depositary.

     "Government Obligation" means (a) any security that is (i) a direct obligation of the United States of America of which the full faith and credit of the United States of America is pledged or (ii) an obligation of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America, or the payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America, which, in either case (i) or (ii), is not callable or redeemable at the option of the issuer thereof, and (b) any depositary receipt issued by a bank (as defined in Section 3(a)(2) of the Securities Act) or trust company as custodian with respect to any Government Obligation that is specified in clause (a) above and held by such bank for the account of the holder of such depositary receipt, or with respect to any specific payment of principal of or interest on any Government Obligation that is so specified and held, provided, that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depositary receipt from any amount received by the custodian in respect of the Government Obligation or the specific payment of principal or interest of the Government Obligation evidenced by such depositary receipt.

     "Guarantee" has the meaning specified in the first recital of this Indenture.

     "Guarantor" means the Person named as the "Guarantor" in the first paragraph of this Indenture until a successor Person shall have become such pursuant to the applicable provisions of this Indenture, and thereafter "Guarantor" shall mean such successor Person.

     "Holder" means a Person in whose name a Senior Note is registered in the Securities Register.

     "Indenture" means this instrument as originally executed or as it may from time to time be amended or supplemented by one or more amendments or indentures supplemental hereto entered into pursuant to the applicable provisions hereof.

     "Initial Notes" means the $65,000,000 aggregate principal amount of the Company's Senior Notes due 2016 issued under this Indenture on the date hereof.

     "Interest Payment Date" means January 30th, April 30th, July 30th and October 30th of each year, commencing on October 30, 2006, during the term of this Indenture.

     "Investment Company Act" means the Investment Company Act of 1940 or any successor statute thereto, in each case as amended from time to time.

     "LIBOR" has the meaning specified in Schedule A.

     "LIBOR Business Day" has the meaning specified in Schedule A.

     "LIBOR Determination Date" has the meaning specified in Schedule A.

     "Maturity," when used with respect to any Senior Note, means the date on which the principal of such Senior Note or any installment of principal becomes due and payable as therein or herein provided, whether at the Stated Maturity or by declaration of acceleration, call for redemption or otherwise.

     "Notice of Default" means a written notice of the kind specified in Section 5.1(c).

     "Officers' Certificate" means a certificate signed by the Chairman of the Board, a Vice Chairman of the Board, the Chief Executive Officer, President or a Vice President, and by the Chief Financial Officer, Treasurer, an Assistant Treasurer, the Secretary or an Assistant Secretary, of the Company or the Guarantor, as the context requires, and delivered to the Trustee.

     "Operative Documents" means the Placement Agreement, this Indenture, the Subscription Agreements and the Senior Notes.

     "Opinion of Counsel" means a written opinion of counsel, who may be counsel for or an employee of the Company or the Guarantor or any Affiliate of the Company or the Guarantor.

     "Original Issue Date" means the date of original issuance of each Senior Note.

     "Outstanding" means, when used in reference to any Senior Notes, as of the date of determination, all Senior Notes theretofore authenticated and delivered under this Indenture, except:

          (i) Senior Notes theretofore canceled by the Trustee or delivered to the Trustee for cancellation;

          (ii) Senior Notes for whose payment or redemption money in the necessary amount has been theretofore deposited with the Trustee or any Paying Agent (other than the Company or the Guarantor) in trust or set aside and segregated in trust by the Company (if the Company shall act as its own Paying Agent) for the Holders of such Senior Notes; provided, that, if such Senior Notes are to be redeemed, notice of such redemption has been duly given pursuant to this Indenture or provision therefor satisfactory to the Trustee has been made; and

          (iii) Senior Notes that have been paid, or in substitution for or in lieu of which other Senior Notes have been authenticated and delivered pursuant to the provisions of this Indenture, unless proof satisfactory to the Trustee is presented that any such Senior Notes are held by Holders in whose hands such Senior Notes are valid, binding and legal obligations of the Company;

provided, that, in determining whether the Holders of the requisite principal amount of Outstanding Senior Notes have given any request, demand, authorization, direction, notice, consent or waiver hereunder, Senior Notes owned by the Company, the Guarantor or any other obligor upon the Senior Notes or any Affiliate of the Company, the Guarantor or such other obligor shall be disregarded and deemed not to be Outstanding, except that, in determining whether the Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Senior Notes that a Responsible Officer of the Trustee actually knows to be so owned shall be so disregarded. Senior Notes so owned that have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the satisfaction of the Trustee the pledgee's right so to act with respect to such Senior Notes and that the pledgee is not the Company, the Guarantor or any other obligor upon the Senior Notes or any Affiliate of the Company, the Guarantor or such other obligor.

     "Paying Agent" means the Trustee or any Person authorized by the Company to pay the principal of or any premium or interest on, or other amounts in respect of, any Senior Notes on behalf of the Company.

     "Person" means a legal person, including any individual, corporation, company, estate, partnership, joint venture, association, joint stock company, limited liability company, trust, unincorporated association, government or any agency or political subdivision thereof, or any other entity of whatever nature.

     "Place of Payment" means, with respect to the Senior Notes, the Corporate Trust Office of the Trustee.

     "Placement Agent" means the Person identified as Placement Agent under the relevant Placement Agreement for the offer and sale of Senior Notes.

     "Placement Agreement" means the Placement Agreement, dated as of July 14, 2006, executed and delivered by the Company, the Guarantor and J.P. Morgan Securities Inc., as placement agent, and each additional Placement Agreement, if any, entered into by the Company and the Guarantor for the offer and sale of Senior Notes pursuant to this Indenture.

     "Predecessor Senior Note" of any particular Senior Note means every previous Senior Note evidencing all or a portion of the same debt as that evidenced by such particular Senior Note. For the purposes of this definition, any security authenticated and delivered under Section 3.6 in lieu of a mutilated, destroyed, lost or stolen Senior Note shall be deemed to evidence the same debt as the mutilated, destroyed, lost or stolen Senior Note.

     "Purchasers" means, together, each Person identified as a Purchaser under the Placement Agreement(s) and the related Subscription Agreement(s).

     "QIB" means a "qualified institutional buyer" as defined in Rule 144A under the Securities Act.

     "Redemption Date" means, when used with respect to any Senior Note to be redeemed, in whole or in part, the date fixed for such redemption by or pursuant to this Indenture.

     "Redemption Price" means, when used with respect to any Senior Note to be redeemed, in whole or in part, the price at which such Senior Note or portion thereof is to be redeemed as fixed by or pursuant to this Indenture.

     "Regular Record Date" for the interest payable on any Interest Payment Date with respect to the Senior Notes means the date that is fifteen (15) days preceding such Interest Payment Date (whether or not a Business Day).

     "Repurchase Notice" has the meaning specified in Section 10.8(a).

     "Responsible Officer" means, with respect to the Trustee, any Senior Vice President, any Vice President, any Assistant Vice President, the Secretary, any Assistant Secretary, the Treasurer, any Assistant Treasurer, any Trust Officer or Assistant Trust Officer, or any other officer in the Corporate Trust Office of the Trustee with direct responsibility for the administration of this Indenture and also means, with respect to a particular corporate trust matter, any other officer of the Trustee to whom such matter is referred because of that officer's knowledge of and familiarity with the particular subject.

     "Securities Act" means the Securities Act of 1933 or any successor statute thereto, in each case as amended from time to time.

     "Securities Register" and "Securities Registrar" have the respective meanings specified in Section 3.5.

     "Senior Notes" or "Senior Note" means the Initial Notes and the Additional Notes, to the extent applicable, authenticated and delivered under this Indenture.

     "Senior Notes Certificate" means a certificate evidencing ownership of Senior Notes, substantially in the form provided in Article II.

     "SFAS 141 Intangibles" means that portion of the purchase price of any property of the Guarantor and its Consolidated Subsidiaries that is allocated to leasehold intangibles and customer relationship intangibles pursuant to Statement of Financial Accounting Standard No. 141, Accounting for Business Combinations.

     "Special Record Date" for the payment of any Defaulted Interest means a date fixed by the Trustee pursuant to Section 3.1(c)(i).

     "Stated Maturity" means July 30, 2016.

     "Subscription Agreements" means, together, each Senior Notes Subscription Agreement entered into by the Company and the Guarantor and each Purchaser named therein in connection with the relevant Placement Agreement.

     "Subsidiary" means a Person more than fifty percent (50%) of the outstanding voting stock or other voting interests of which is owned, directly or indirectly, by the Company or by one or more other Subsidiaries, or by the Company and one or more other Subsidiaries. For purposes of this definition, "voting stock" means stock that ordinarily has voting power for the election of directors, whether at all times or only so long as no senior class of stock has such voting power by reason of any contingency.

     "Total Asset Value" means the book value, without giving effect to depreciation of all assets or amortization of SFAS 141 Intangibles of the Guarantor and its Consolidated Subsidiaries at such time; less (a) the amount, if any, of the Guarantor's investment in any unconsolidated subsidiary, joint venture or other similar entity, and (b) all amounts appearing on the assets side of its consolidated balance sheet representing intangible assets under GAAP (other than SFAS 141 Intangibles).

     "Total Indebtedness" means, as of a given date, all liabilities of the Guarantor and its Consolidated Subsidiaries which would, in conformity with GAAP, be properly classified as a liability on a consolidated balance sheet of the Guarantor and its Consolidated Subsidiaries as of such date, excluding any amounts categorized as accrued expenses, accrued dividends, deposits held, deferred revenues, minority interests and other liabilities not directly associated with the borrowing of money.

     "Trustee" means the Person named as the "Trustee" in the first paragraph of this Indenture, solely in its capacity as such and not in its individual capacity, until a successor Trustee shall have become such pursuant to the applicable provisions of this Indenture, and, thereafter, "Trustee" shall mean or include each Person who is then a Trustee hereunder.

     "Trust Indenture Act" means the Trust Indenture Act of 1939, as amended and as in effect on the date of this Indenture.

     SECTION 1.2. Compliance Certificate and Opinions.

     (a) Upon any application or request by the Company or the Guarantor to the Trustee to take any action under any provision of this Indenture, the Company or the Guarantor shall furnish to the Trustee an Officers' Certificate stating that all conditions precedent (including covenants compliance with which constitutes a condition precedent), if any, provided for in this Indenture relating to the proposed action have been complied with and an Opinion of Counsel stating that in the opinion of such counsel all such conditions precedent (including covenants compliance with which constitutes a condition precedent), if any, have been complied with, except that, in the case of any such application or request as to which the furnishing of such documents is specifically required by any provision of this Indenture relating to such particular application or request, no additional certificate or opinion need be furnished.

     (b) Every certificate or opinion delivered to the Trustee with respect to compliance with a condition or covenant provided for in this Indenture (other than the certificate provided pursuant to Section 10.3) shall include:

          (i) a statement by each individual signing such certificate or opinion that such individual has read such covenant or condition and the definitions herein relating thereto;

          (ii) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions of such individual contained in such certificate or opinion are based;

          (iii) a statement that, in the opinion of such individual, he or she has made such examination or investigation as is necessary to enable him or her to express an informed opinion as to whether or not such covenant or condition has been complied with; and

          (iv) a statement as to whether, in the opinion of such individual, such condition or covenant has been complied with.

     SECTION 1.3. Forms of Documents Delivered to Trustee.

     (a) In any case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other such Persons as to other matters, and any such Person may certify or give an opinion as to such matters in one or several documents.

     (b) Any certificate or opinion of an officer of the Company or the Guarantor may be based, insofar as it relates to legal matters, upon an Opinion of Counsel, or certificate or representations by counsel, unless such officer knows, or after reasonable inquiry should know, that the Opinion of Counsel, or certificate or representations with respect to matters upon which his or her certificate or opinion is based are erroneous. Any such Opinion of Counsel, or certificate or representation may be based, insofar as it relates to factual matters, upon a certificate or opinion of, or representations by, an officer or officers of the Company or the Guarantor stating that the information with respect to such factual matters is in the possession of the Company or the Guarantor, unless such counsel knows, or after reasonable inquiry should know, that the certificate or opinion or representations with respect to such matters are erroneous.

     (c) Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Indenture, they may, but need not, be consolidated and form one instrument.

     (d) Whenever, subsequent to the receipt by the Trustee of any Board Resolution, Officers' Certificate, Opinion of Counsel or other document or instrument, a clerical, typographical or other inadvertent or unintentional error or omission shall be discovered therein, a new document or instrument may be substituted therefor in corrected form with the same force and effect as if originally received in the corrected form and, irrespective of the date or dates of the actual execution and/or delivery thereof, such substitute document or instrument shall be deemed to have been executed and/or delivered as of the date or dates required with respect to the document or instrument for which it is substituted. Without limiting the generality of the foregoing, any Senior Notes issued under the authority of such defective document or instrument shall nevertheless be the valid obligations of the Company entitled to the benefits of this Indenture equally and ratably with all other Outstanding Senior Notes.

     SECTION 1.4. Acts of Holders.

     (a) Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given to or taken by Holders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by an agent thereof duly appointed in writing; and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments (including any appointment of an agent) is or are delivered to the Trustee, and, where it is hereby expressly required, to the Company or the Guarantor. Such instrument or instruments (and the action or actions embodied therein and evidenced thereby) are herein sometimes referred to as the "Act" of the Holders signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Indenture and conclusive in favor of the Trustee and the Company or the Guarantor, if made in the manner provided in this Section 1.4.

     (b) The fact and date of the execution by any Person of any such instrument or writing may be proved by the affidavit of a witness of such execution or by the certificate of any notary public or other officer authorized by law to take acknowledgments of deeds, certifying that the individual signing such instrument or writing acknowledged to him or her the execution thereof. Where such execution is by a Person acting in other than his or her individual capacity, such certificate or affidavit shall also constitute sufficient proof of his or her authority. The fact and date of the execution by any Person of any such instrument or writing, or the authority of the

Person executing the same, may also be proved in any other manner that the Trustee deems sufficient and in accordance with such reasonable rules as the Trustee may determine.

     (c) The ownership of Senior Notes shall be proved by the Securities
Register.

     (d) Any request, demand, authorization, direction, notice, consent, waiver or other action by the Holder of any Senior Note shall bind every future Holder of the same Senior Note and the Holder of every Senior Note issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof in respect of anything done or suffered to be done by the Trustee, the Company or the Guarantor in reliance thereon, whether or not notation of such action is made upon such Senior Note.

     (e) Without limiting the foregoing, a Holder entitled to take any action hereunder with regard to any particular Senior Note may do so with regard to all or any part of the principal amount of such Senior Note or by one or more duly appointed agents each of which may do so pursuant to such appointment with regard to all or any part of such principal amount.

     (f) Except as set forth in paragraph (g) of this Section 1.4, the Company may set any day as a record date for the purpose of determining the Holders of Outstanding Senior Notes entitled to give, make or take any request, demand, authorization, direction, notice, consent, waiver or other action provided or permitted by this Indenture to be given, made or taken by Holders of Senior Notes. If any record date is set pursuant to this paragraph, the Holders of Outstanding Senior Notes on such record date, and no other Holders, shall be entitled to take the relevant action, whether or not such Holders remain Holders after such record date; provided, that no such action shall be effective hereunder unless taken on or prior to the applicable Expiration Date by Holders of the requisite principal amount of Outstanding Senior Notes on such record date. Nothing in this paragraph shall be construed to prevent the Company from setting a new record date for any action for which a record date has previously been set pursuant to this paragraph (whereupon the record date previously set shall automatically and with no action by any Person be canceled and of no effect). Promptly after any record date is set pursuant to this paragraph, the Company, at its own expense, shall cause notice of such record date, the proposed action by Holders and the applicable Expiration Date to be given to the Trustee in writing and to each Holder of Senior Notes in the manner set forth in
Section 1.6.

     (g) The Trustee may set any day as a record date for the purpose of determining the Holders of Outstanding Senior Notes entitled to join in the giving or making of (i) any Notice of Default, (ii) any declaration of acceleration or rescission or annulment thereof referred to in Section 5.2,
(iii) any request to institute proceedings referred to in Section 5.7(b) or (iv) any direction referred to in Section 5.12. If any record date is set pursuant to this paragraph, the Holders of Outstanding Senior Notes on such record date, and no other Holders, shall be entitled to join in such notice, declaration, request or direction, whether or not such Holders remain Holders after such record date; provided, that no such action shall be effective hereunder unless taken on or prior to the applicable Expiration Date by Holders of the requisite principal amount of Outstanding Senior Notes on such record date. Nothing in this paragraph shall be construed to prevent the Trustee from setting a new record date for any action for which a record date has previously been set pursuant to this paragraph (whereupon the record date previously set shall automatically and with no action by any Person be canceled and of no effect). Promptly after any record date is set pursuant to this paragraph, the Trustee, at the Company's expense, shall cause notice of such record date, the proposed action by Holders and the applicable Expiration Date to be given to the Company in writing and to each Holder of Senior Notes in the manner set forth in Section 1.6.

     (h) With respect to any record date set pursuant to paragraph (f) or (g) of this Section 1.4, the party hereto that sets such record date may designate any day as the "Expiration Date" and from time to time may change the Expiration Date to any earlier or later day; provided, that no such change shall be effective unless notice of the proposed new Expiration Date is given to the other party hereto in writing, and to each Holder of Senior Notes in the manner set forth in Section 1.6, on or prior to the existing Expiration Date. If an Expiration Date is not designated with respect to any record date set pursuant to this Section 1.4, the party hereto that set such record date shall be deemed to have initially designated the ninetieth (90th) day after such record date as the Expiration Date with respect thereto, subject to its right to change the Expiration Date as provided in this paragraph. Notwithstanding the foregoing, no Expiration Date shall be later than the one hundred and eightieth (180th) day after the applicable record date.

     SECTION 1.5. Notices, Etc.

     Any request, demand, authorization, direction, notice, consent, waiver, Act of Holders, or other document provided or permitted by this Indenture to be made upon, given or furnished to, or filed with:

     (a) the Trustee by any Holder, the Company or the Guarantor shall be sufficient for every purpose hereunder if made, given, furnished or filed in writing to or with the Trustee at its Corporate Trust Office,

     (b) the Company or the Guarantor by the Trustee or any Holder shall be sufficient for every purpose hereunder if in writing and mailed, first class, postage prepaid, to the Company addressed to it at 1000 Urban Center Drive, Suite 501, Birmingham, Alabama 35242, Attn: Chief Financial Officer, or at any other address previously furnished in writing to the Trustee by the Company, or to the Guarantor addressed to it at 1000 Urban Center Drive, Suite 501, Birmingham, Alabama 35242, Attn: Chief Financial Officer, or at any other address previously furnished in writing to the Trustee by the Guarantor,

     (c) the Placement Agent by the Trustee, the Company, the Guarantor or any Holder or any beneficial owner of the Senior Notes, shall be sufficient for every purpose hereunder if in writing and mailed, first-class postage prepaid to the Placement Agent at the address provided in Section 11.2 of the Placement Agreement, or any other address previously furnished by the Placement Agent, or

     (d) the Purchasers by the Trustee, the Company, the Guarantor, any Holder or beneficial owner of the Senior Notes, shall be sufficient for every purpose hereunder if in writing and mailed first-class postage prepaid to the Purchasers at the address provided in Section 3.1 of the Subscription Agreement, or any other address previously furnished by such Purchaser.

     SECTION 1.6. Notice to Holders; Waiver.

     Where this Indenture provides for notice to Holders of any event, such notice shall be sufficiently given (unless otherwise herein expressly provided) if in writing and mailed, first class, postage prepaid, to each Holder affected by such event to the address of such Holder as it appears in the Securities Register, not later than the latest date, and not earlier than the earliest date, prescribed for the giving of such notice. If, by reason of the suspension of or irregularities in regular mail service or for any other reason, it shall be impossible or impracticable to mail notice of any event to Holders when said notice is required to be given pursuant to any provision of this Indenture, then any manner of giving such notice as shall be satisfactory to the Trustee shall be deemed to be a sufficient giving of such notice. In any case where notice to Holders is given by mail, neither the failure to mail such notice, nor any defect in any notice so mailed, to any particular Holder shall affect the sufficiency of such notice with respect to other Holders. Any request, demand, authorization, direction, notice, consent or waiver required by or permitted under this Indenture shall be in the English language, except that any published notice may be in an official language of the country of publication. Where this Indenture provides for notice in any manner, such notice may be waived in writing by the Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Holders shall be filed with the Trustee, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver.

     SECTION 1.7. Effect of Headings and Table of Contents.

     The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction of this Indenture.

     SECTION 1.8. Successors and Assigns.

     This Indenture shall be binding upon and shall inure to the benefit of any successor to the Company, the Guarantor and the Trustee, including any successor by operation of law. Except in connection with a transaction involving the Company that is permitted under Article VIII and pursuant to which the assignee agrees in writing to perform the Company's obligations hereunder, the Company shall not assign its obligations hereunder.

     SECTION 1.9. Separability Clause.

     If any provision in this Indenture or in the Senior Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby, and there shall be deemed substituted for the provision at issue a valid, legal and enforceable provision as similar as possible to the provision at issue.

     SECTION 1.10. Benefits of Indenture.

     Nothing in this Indenture or in the Senior Notes, express or implied, shall give to any Person, other than the parties hereto and their successors and assigns, and the Holders of the Senior Notes any benefit or any legal or equitable right, remedy or claim under this Indenture.

     SECTION 1.11. Governing Law.

     This Indenture and the rights and obligations of each of the Holders, the Company, the Guarantor and the Trustee shall be construed and enforced in accordance with and governed by the laws of the State of New York without reference to its conflict of laws provisions (other than Section 5-1401 of the General Obligations Law).

     SECTION 1.12. Submission to Jurisdiction.

     ANY LEGAL ACTION OR PROCEEDING BY OR AGAINST ANY PARTY HERETO OR WITH RESPECT TO OR ARISING OUT OF THIS INDENTURE MAY BE BROUGHT IN OR REMOVED TO THE COURTS OF THE STATE OF NEW YORK, IN AND FOR THE COUNTY OF NEW YORK, OR OF THE UNITED STATES OF AMERICA FOR THE SOUTHERN DISTRICT OF NEW YORK (IN EACH CASE SITTING IN THE BOROUGH OF MANHATTAN). BY EXECUTION AND DELIVERY OF THIS INDENTURE, EACH PARTY ACCEPTS, FOR ITSELF AND IN RESPECT OF ITS PROPERTY, GENERALLY AND UNCONDITIONALLY, THE JURISDICTION OF THE AFORESAID COURTS (AND COURTS OF APPEALS THEREFROM) FOR LEGAL PROCEEDINGS ARISING OUT OF OR IN CONNECTION WITH THIS INDENTURE.

     SECTION 1.13. Non-Business Days.

     If any Interest Payment Date, Redemption Date or Stated Maturity of any Senior Note shall not be a Business Day at any Place of Payment, then (notwithstanding any other provision of this Indenture or the Senior Notes) payment of interest, premium, if any, or principal or other amounts in respect of such Senior Note shall not be made on such date, but shall be made on the next succeeding Business Day (and no interest shall accrue in respect of the amounts whose payment is so delayed for the period from and after such Interest Payment Date, Redemption Date or Stated Maturity, as the case may be, until such next succeeding Business Day) except that, if such Business Day falls in the next succeeding calendar year, such payment shall be made on the immediately preceding Business Day, in each case with the same force and effect as if made on the Interest Payment Date, Redemption Date or at the Stated Maturity.

                                   ARTICLE II

                                Senior Note Forms

     SECTION 2.1. Form of Senior Note.

     Any Senior Note issued hereunder shall be in substantially the following form:

                         MPT Operating Partnership, L.P.

                              Senior Note due 2016

                             CUSIP No. ___________

No. _____________                                                    $__________

     MPT Operating Partnership, L.P., a limited partnership organized and existing under the laws of Delaware (hereinafter called the "Company," which term includes any successor Person under the Indenture hereinafter referred to), for value received, hereby promises to pay to _______________, or registered assigns, the principal sum of $__________ DOLLARS [if the Senior Note is a Global Senior Note, then insert-- or such other principal amount represented hereby as may be set forth in the records of the Securities Registrar hereinafter referred to in accordance with the Indenture] on July 30, 2016 (the "Stated Maturity")]. The Company further promises to pay interest on said principal sum from and including _______, 200__, or from and including the most recent Interest Payment Date to which interest has been paid or duly provided for, quarterly in arrears, to but excluding and on January 30th, April 30th, July 30th and October 30th of each year, commencing on ________, 200__, or if any such day is not a Business Day, on the next succeeding Business Day (and no interest shall accrue in respect of the amounts whose payment is so delayed for the period from and after such Interest Payment Date until such next succeeding Business Day), except that, if such Business Day falls in the next succeeding calendar year, such payment shall be made on the immediately preceding Business Day, in each case, with the same force and effect as if made on the Interest Payment Date, at a fixed rate per annum equal to 7.871% through the Interest Payment Date in July, 2011, and a variable rate per annum, reset quarterly, equal to LIBOR plus 2.30% thereafter, until the principal hereof is paid or duly provided for or made available for payment; provided, that any overdue principal, premium, if any, or any overdue installment of interest shall bear Additional Interest (to the extent that the payment of such interest shall be legally enforceable) at a fixed rate per annum equal to 7.871% through the Interest Payment Date in July, 2011, and a variable rate per annum, reset quarterly, equal to LIBOR plus 2.30% thereafter, compounded quarterly, from and including the dates such amounts are due to but excluding the dates such amounts are paid or made available for payment, and such interest shall be payable on demand.

     The amount of interest payable for any interest period shall be computed and paid on the basis of a 360-day year and the actual number of days elapsed in the relevant interest period. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date shall, as provided in the Indenture, be paid to the Person in whose name this Senior Note (or one or more Predecessor Senior Notes) is registered at the close of business on the Regular Record Date for such interest installment. Any such interest not so punctually paid or duly provided for shall forthwith cease to be payable to the Holder on such Regular Record Date and may either be paid to the Person in whose name this Senior Note (or one or more Predecessor Senior Notes) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to Holders of Senior Notes not less than ten (10) days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange or automated quotation system on which the Senior Notes may be listed, traded or quoted and upon such notice as may be required by such exchange or automated quotation system, all as more fully provided in the Indenture.

     The Indenture provides that if an Event of Default shall have occurred and be continuing, neither the Guarantor nor the Company shall (i) declare or pay any dividends or distributions on, or redeem, purchase, acquire or make a liquidation payment with respect to, any of the Company's or the Gurantor's Equity Interests, (ii) vote in favor of or permit or otherwise allow any of its Subsidiaries to declare or pay any dividends or distributions on, or redeem, purchase, acquire or make a liquidation payment with respect to or otherwise retire, any of such Subsidiary's Equity Interests entitling the holders thereof to a stated rate of return other than dividends or distributions on Equity Interests payable solely to the Company, the Guarantor or any Subsidiary thereof (for the avoidance of doubt, whether such Equity Interests are perpetual or otherwise), or (iii) make any payment of principal of or any interest or premium on or repay, repurchase or redeem any debt securities of the Company that rank pari passu in all respects with or junior in interest to the Senior Notes.

     Payment of principal of, premium, if any, and interest on this Senior Note shall be made in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts. Payments of principal, premium, if any, and interest due at the Maturity of this Senior Note shall be made at the Place of Payment upon surrender of such Senior Notes to the Paying Agent, and payments of interest shall be made, subject to such surrender where applicable, by wire transfer at such place and to such account at a banking institution in the United States as may be designated in writing to the Paying Agent at least ten (10) Business Days prior to the date for payment by the Person entitled thereto unless proper written wire transfer instructions have not been received by the relevant record date, in which case such payments shall be made by check mailed to the address of such Person as such address shall appear in the Security Register.

     This Senior Note shall be entitled to the benefit of the guarantee of Medical Properties Trust, Inc., the "Guarantor," which term includes any successor permitted under the Indenture, as specified in the Indenture (the "Guarantee").

     Unless the certificate of authentication hereon has been executed by the Trustee by manual signature of one of its authorized signatories, this Senior Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

     This Senior Note is one of a duly authorized issue of securities of the Company (the "Senior Notes") issued under the Indenture, dated as of July 14, 2006 (the "Indenture"), between the Company, Guarantor and Wilmington Trust Company, as Trustee (in such capacity, the "Trustee," which term includes any successor trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Guarantor, the Trustee and the Holders of the Senior Notes, and of the terms upon which the Senior Notes are, and are to be, authenticated and delivered. This Senior Note shall be part of a single series of notes known as the Company's Senior Notes due 2016. The aggregate principal amount of the Senior Notes to be issued under the Indenture after the execution and delivery of the Indenture until the Interest Payment Date in October, 2006, provided that no Event of Default has occurred and is continuing, is limited to $100,000,000 (except for Senior Notes authenticated and delivered upon transfer of, or in exchange for, or in lieu of other Senior Notes).

     All terms used in this Senior Note that are defined in the Indenture shall have the meanings assigned to them in the Indenture.

     The Company may, on any Interest Payment Date, at its option, upon not less than thirty (30) days' nor more than sixty (60) days' written notice to the Holders of the Senior Notes (unless a shorter notice period shall be satisfactory to the Trustee) on or after July 30, 2011 and subject to the terms and conditions of Article XI of the Indenture, redeem this Senior Note in whole at any time or in part from time to time at a Redemption Price equal to one hundred percent (100%) of the principal amount hereof, together, in the case of any such redemption, with accrued interest, including any Additional Interest, and any premium to but excluding the date fixed for redemption.

     In the event of redemption of this Senior Note in part only, a new Senior Note or Senior Notes for the unredeemed portion hereof will be issued in the name of the Holder hereof upon the cancellation hereof. If less than all the Senior Notes are to be redeemed, the particular Senior Notes to be redeemed shall be selected not more than sixty (60) days prior to the Redemption Date by the Trustee from the Outstanding Senior Notes not previously called for redemption, by such method as the Trustee shall deem fair and appropriate and which may provide for the selection for redemption of a portion of the principal amount of any Senior Note.

     The Indenture permits, with certain exceptions as therein provided, the Company, the Guarantor and the Trustee at any time to enter into a supplemental indenture or indentures for the purpose of modifying in any manner the rights and obligations of the Company, the Guarantor and of the Holders of the Senior Notes, with the consent of the Holders of not less than a majority in principal amount of the Outstanding Senior Notes. The Indenture also contains provisions permitting Holders of specified percentages in principal amount of the Senior Notes, on behalf of the Holders of all Senior Notes, to waive compliance by the Company or the Guarantor with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Senior Note shall be conclusive and binding upon such Holder and upon all future Holders of this Senior Note and of any Senior
Note issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Senior Note.

     No reference herein to the Indenture and no provision of this Senior Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and any premium, if any, and interest, including any Additional Interest, on this Senior Note at the times, place and rate, and in the coin or currency, herein prescribed.

     As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Senior Note is registrable in the Securities Register, upon surrender of this Senior Note for registration of transfer at the office or agency of the Company maintained for such purpose, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Securities Registrar and duly executed by, the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Senior Notes, of like tenor, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

     The Senior Notes are issuable only in registered form without coupons in minimum denominations of $100,000 and any integral multiple of $1,000 in excess thereof. As provided in the Indenture and subject to certain limitations therein set forth, Senior Notes are exchangeable for a like aggregate principal amount of Senior Notes and of like tenor of a different authorized denomination, as requested by the Holder surrendering the same.

     No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

     The Company, the Guarantor, the Trustee and any agent of the Company, the Guarantor or the Trustee may treat the Person in whose name this Senior Note is registered as the owner hereof for all purposes, whether or not this Senior Note be overdue, and neither the Company, the Guarantor, the Trustee nor any such agent shall be affected by notice to the contrary.

     No recourse shall be had for the payment of principal of or the interest on this Senior Note, or for any claims based hereon, or otherwise in respect hereof, or based on or in respect of the Indenture or any indenture supplement thereto, against any past, present or future stockholder, member, partner, employee, officer or director, as such, of either the Company (except to the extent of the obligations of the Guarantor under the Guarantee) or the Guarantor or any successor, either directly or through the Company or the Guarantor or any successor, whether by virtue of any constitution, statute or rule of law or by the enforcement of any assessment or penalty or otherwise, all such liability being, by the acceptance hereof and as part of the consideration for the issue hereof, expressly waived and released.

     The Company and, by its acceptance of this Senior Note or a beneficial interest herein, the Holder of, and any Person that acquires a beneficial interest in, this Senior Note agree that, for United States federal, state and local tax purposes, it is intended that this Senior Note constitute indebtedness.

     This Senior Note shall be construed and enforced in accordance with and governed by the laws of the State of New York, without reference to its conflict of laws provisions (other than Section 5-1401 of the General Obligations Law).

     IN WITNESS WHEREOF, the Company has duly executed this instrument this ____ day of ____________, 2006.

                                        MPT OPERATING PARTNERSHIP, L.P.


                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------

     SECTION 2.2. Restricted Legend.

     (a) Any Senior Note issued hereunder shall bear a legend in substantially the following form:

     "[IF THIS SENIOR NOTE IS A GLOBAL SENIOR NOTE INSERT: THIS SENIOR NOTE IS A GLOBAL SENIOR NOTE WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF THE DEPOSITORY TRUST COMPANY ("DTC") OR A NOMINEE OF DTC. THIS SENIOR NOTE IS EXCHANGEABLE FOR SENIOR NOTES REGISTERED IN THE NAME OF A PERSON OTHER THAN DTC OR ITS NOMINEE ONLY IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE, AND NO TRANSFER OF THIS SENIOR NOTE (OTHER THAN A TRANSFER OF THIS SENIOR NOTE AS A WHOLE BY DTC TO A NOMINEE OF DTC OR BY A NOMINEE OF DTC TO DTC OR ANOTHER NOMINEE OF
     DTC) MAY BE REGISTERED EXCEPT IN LIMITED CIRCUMSTANCES.

     UNLESS THIS SENIOR NOTE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF DTC TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY SENIOR NOTE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]

     THE SENIOR NOTES REPRESENTED BY THIS CERTIFICATE WERE ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND SUCH SENIOR NOTES, AND ANY INTEREST THEREIN, MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM. EACH PURCHASER OF ANY SENIOR NOTES IS HEREBY NOTIFIED THAT THE SELLER OF THE SENIOR NOTES MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A UNDER THE SECURITIES ACT.

     THE HOLDER OF THE SENIOR NOTES REPRESENTED BY THIS CERTIFICATE, BY ITS ACCEPTANCE HEREOF, AGREES ON ITS OWN BEHALF AND ON BEHALF OF ANY INVESTOR ACCOUNT FOR WHICH IT PURCHASED SENIOR NOTES, FOR THE BENEFIT OF THE COMPANY THAT (A) SUCH SENIOR NOTES MAY BE OFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY (I) TO THE COMPANY, (II) TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER"

     (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (III) TO AN INSTITUTIONAL "ACCREDITED INVESTOR" WITHIN THE MEANING OF SUBPARAGRAPH (a) (1), (2), (3) OR (7) OF RULE 501 UNDER THE SECURITIES ACT THAT IS ACQUIRING THE SENIOR NOTE FOR ITS OWN ACCOUNT, OR FOR THE ACCOUNT OF AN "ACCREDITED INVESTOR" WITHIN THE MEANING OF SUBPARAGRAPH (a) (1), (2), (3) OR (7) OF RULE 501 UNDER THE SECURITIES ACT, FOR INVESTMENT PURPOSES AND NOT WITH A VIEW TO, OR FOR OFFER OR SALE IN CONNECTION WITH, ANY DISTRIBUTION IN VIOLATION OF THE SECURITIES ACT, (IV) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR (V) PURSUANT TO AN EXEMPTION FROM THE SECURITIES ACT, IN EACH CASE IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER APPLICABLE JURISDICTION AND, IN THE CASE OF (III) or (V), SUBJECT TO THE RIGHT OF THE COMPANY TO REQUIRE AN OPINION OF COUNSEL ADDRESSING COMPLIANCE WITH THE U.S. SECURITIES LAWS, AND (B) THE HOLDER WILL NOTIFY ANY PURCHASER OF ANY SENIOR NOTES FROM IT OF THE RESALE RESTRICTIONS REFERRED TO IN (A) ABOVE.

     THE SENIOR NOTES WILL BE ISSUED AND MAY BE TRANSFERRED ONLY IN BLOCKS HAVING AN AGGREGATE PRINCIPAL AMOUNT OF NOT LESS THAN $100,000. TO THE FULLEST EXTENT PERMITTED BY LAW, ANY ATTEMPTED TRANSFER OF SENIOR NOTES, OR ANY INTEREST THEREIN, IN A BLOCK HAVING AN AGGREGATE PRINCIPAL AMOUNT OF LESS THAN $100,000 AND MULTIPLES OF $1,000 IN EXCESS THEREOF SHALL BE DEEMED TO BE VOID AND OF NO LEGAL EFFECT WHATSOEVER. TO THE FULLEST EXTENT PERMITTED BY LAW, ANY SUCH PURPORTED TRANSFEREE SHALL BE DEEMED NOT TO BE THE HOLDER OF SUCH SENIOR NOTES FOR ANY PURPOSE, INCLUDING, BUT NOT LIMITED TO, THE RECEIPT OF PRINCIPAL OF OR INTEREST ON SUCH SENIOR NOTES, OR ANY INTEREST THEREIN, AND SUCH PURPORTED TRANSFEREE SHALL BE DEEMED TO HAVE NO INTEREST WHATSOEVER IN SUCH SENIOR NOTES.

     THE HOLDER OF THIS SENIOR NOTE, OR ANY INTEREST THEREIN, BY ITS ACCEPTANCE HEREOF OR THEREOF ALSO AGREES, REPRESENTS AND WARRANTS THAT IT IS NOT AN EMPLOYEE BENEFIT PLAN, INDIVIDUAL RETIREMENT ACCOUNT OR OTHER PLAN OR ARRANGEMENT SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE") (EACH A "PLAN"), OR AN ENTITY WHOSE UNDERLYING ASSETS INCLUDE "PLAN ASSETS" BY REASON OF ANY PLAN'S INVESTMENT IN THE ENTITY, AND NO PERSON INVESTING "PLAN ASSETS" OF ANY PLAN MAY ACQUIRE OR HOLD THIS SENIOR NOTE OR ANY INTEREST THEREIN, UNLESS SUCH PURCHASER OR HOLDER IS ELIGIBLE FOR THE EXEMPTIVE RELIEF AVAILABLE UNDER U.S.

     DEPARTMENT OF LABOR PROHIBITED TRANSACTION CLASS EXEMPTION 96-23, 95-60, 91-38, 90-1 OR 84-14 OR ANOTHER APPLICABLE EXEMPTION OR ITS PURCHASE AND HOLDING OF THIS SENIOR NOTE, OR ANY INTEREST THEREIN, ARE NOT PROHIBITED BY
     SECTION 406 OF ERISA OR SECTION 4975 OF THE CODE WITH RESPECT TO SUCH PURCHASE AND HOLDING. ANY PURCHASER OR HOLDER OF THE SENIOR NOTES OR ANY INTEREST THEREIN WILL BE DEEMED TO HAVE REPRESENTED BY ITS PURCHASE AND HOLDING THEREOF THAT EITHER (i) IT IS NOT AN EMPLOYEE BENEFIT PLAN OR OTHER PLAN TO WHICH TITLE I OF ERISA OR SECTION 4975 OF THE CODE IS APPLICABLE, A TRUSTEE OR OTHER PERSON ACTING ON BEHALF OF ANY SUCH EMPLOYEE BENEFIT PLAN OR PLAN, OR ANY OTHER PERSON OR ENTITY USING THE "PLAN ASSETS" OF ANY SUCH EMPLOYEE BENEFIT PLAN OR PLAN TO FINANCE SUCH PURCHASE, OR (ii) SUCH PURCHASE OR HOLDING WILL NOT RESULT IN A PROHIBITED TRANSACTION UNDER
     SECTION 406 OF ERISA OR SECTION 4975 OF THE CODE FOR WHICH FULL EXEMPTIVE RELIEF IS NOT AVAILABLE UNDER AN APPLICABLE STATUTORY OR ADMINISTRATIVE EXEMPTION.

     (b) The above legends shall not be removed from any Senior Note unless there is delivered to the Company satisfactory evidence, which may include an Opinion of Counsel, as may be reasonably required to ensure that any future transfers thereof may be made without restriction under or violation of the provisions of the Securities Act and other applicable law. Upon provision of such satisfactory evidence, the Company shall execute and deliver to the Trustee, and the Trustee shall deliver, at the written direction of the Company, a Senior Note that does not bear the legend.

     SECTION 2.3. Form of Trustee's Certificate of Authentication.

     The Trustee's certificates of authentication shall be in substantially the following form:

     This represents Senior Notes referred to in the within-mentioned Indenture.

Dated:
       ------------------------------

                                        WILMINGTON TRUST COMPANY, not in its
                                        individual capacity but solely as
                                        Trustee


                                        By:
                                            ------------------------------------
                                            Authorized officer

     SECTION 2.4. Temporary Senior Notes.

     (a) Pending the preparation of definitive Senior Notes, the Company may execute, and upon Company Order the Trustee shall authenticate and deliver, temporary Senior Notes that are printed, lithographed, typewritten, mimeographed or otherwise produced, in any denomination, substantially of the tenor of the definitive Senior Notes in lieu of which they are issued and with such appropriate insertions, omissions, substitutions and other variations as the officers executing such Senior Notes may determine, as evidenced by their execution of such Senior Notes.

     (b) If temporary Senior Notes are issued, the Company will cause definitive Senior Notes to be prepared without unreasonable delay. After the preparation of definitive Senior Notes, the temporary Senior Notes shall be exchangeable for definitive Senior Notes upon surrender of the temporary Senior Notes at the office or agency of the Company designated for that purpose without charge to the Holder. Upon surrender for cancellation of any one or more temporary Senior Notes, the Company shall execute and the Trustee shall authenticate and deliver in exchange therefor one or more definitive Senior Notes of any authorized denominations having the same Original Issue Date and Stated Maturity and having the same terms as such temporary Senior Notes. Until so exchanged, the temporary Senior Notes shall in all respects be entitled to the same benefits under this Indenture as definitive Senior Notes.

     SECTION 2.5. Definitive Senior Notes.

     The Senior Notes issued on the Original Issue Date shall be issued as directed by the Purchasers on or prior to the Closing Date, either (i) in the form of one or more Global Senior Notes or (ii) in the form of one or more Definitive Senior Notes Certificates. Global Senior Notes shall be, except as provided in Section 3.4, Book-Entry Senior Notes issued in the form of one or more Global Senior Notes registered in the name of the Depositary, or its nominee and deposited with the Depositary or the Trustee as custodian for the Depositary for credit by the Depositary to the respective accounts of the Depositary Participants thereof (or such other accounts as they may direct). The Senior Notes issued to a Person other than a Purchaser that is not a QIB shall be issued in the form of Definitive Senior Notes Certificates. The definitive Senior Notes shall be printed, lithographed or engraved, or produced by any combination of these methods, if required by any securities exchange on which the Senior Notes may be listed, on a steel engraved border or steel engraved borders or may be produced in any other manner permitted by the rules of any securities exchange on which the Senior Notes may be listed, all as determined by the officers executing such Senior Notes, as evidenced by their execution of such Senior Notes.

                                   ARTICLE III

                                The Senior Notes

     SECTION 3.1. Payment of Principal and Interest.

     (a) The unpaid principal amount of the Senior Notes shall bear interest at a fixed rate per annum equal to 7.871% through the Interest Payment Date in July, 2011, and a variable rate per annum, reset quarterly, equal to LIBOR plus 2.30% thereafter, such interest to accrue from and including the Original Issue Date or from and including the most recent Interest Payment Date to which interest has been paid or duly provided for, and any overdue principal, premium, if any, or any overdue installment of interest shall bear Additional Interest (to the extent payment of such interest would be legally enforceable) at a fixed rate per annum equal to 7.871% through the Interest Payment Date in July, 2011, and a variable rate per annum, reset quarterly, equal to LIBOR plus 2.30% thereafter, from the dates such amounts are due to but excluding the dates such amounts are paid or funds for the payment thereof are made available for payment.

     (b) Interest and Additional Interest on any Senior Note that is payable, and is punctually paid or duly provided for, on any Interest Payment Date shall be paid to the Person in whose name that Senior Note (or one or more Predecessor Senior Notes) is registered at the close of business on the Regular Record Date for such interest, except that interest and any Additional Interest payable on the Stated Maturity (or any date of principal repayment upon early maturity) of the principal of a Senior Note or on a Redemption Date shall be paid to the Person to whom principal is paid. The initial payment of interest on any Senior Note that is issued between a Regular Record Date and the related Interest Payment Date shall be payable as provided in such Senior Note.

     (c) Any interest on any Senior Note that is due and payable, but is not timely paid or duly provided for, on any Interest Payment Date for Senior Notes (herein called "Defaulted Interest") shall forthwith cease to be payable to the registered Holder on the relevant Regular Record Date by virtue of having been such Holder, and such Defaulted Interest may be paid by the Company, at its election in each case, as provided in paragraph (i) or (ii) below:

          (i) The Company may elect to make payment of any Defaulted Interest to the Persons in whose names the Senior Notes (or their respective Predecessor Senior Notes) are registered at the close of business on a special record date for the payment of such Defaulted Interest (a "Special Record Date"), which shall be fixed in the following manner. At least thirty (30) days prior to the date of the proposed payment, the Company shall notify the Trustee in writing of the amount of Defaulted Interest proposed to be paid on each Senior Note and the date of the proposed payment, and at the same time the Company shall deposit with the Trustee an amount of money equal to the aggregate amount proposed to be paid in respect of such Defaulted Interest or shall make arrangements satisfactory to the Trustee for such deposit on or prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the Persons entitled to such Defaulted Interest. Thereupon the Trustee shall fix a Special Record Date for the payment of such Defaulted Interest, which shall be not more than fifteen (15) days and not less than ten (10) days prior to the date of the proposed payment and not less than ten (10) days after the receipt by the Trustee of the notice of the proposed payment. The Trustee shall promptly notify the Company of such Special Record Date and, in the name and at the expense of the Company, shall cause notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor to be mailed, first class, postage prepaid, to each Holder of a Senior Note at the address of such Holder as it appears in the Securities Register not less than ten (10) days prior to such Special Record Date. Notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor having been so mailed, such Defaulted Interest shall be paid to the Persons in whose names the Senior Notes (or their respective Predecessor Senior Notes) are registered at the close of business on such Special Record Date and shall no longer be payable pursuant to the following paragraph (ii); or

          (ii) The Company may make payment of any Defaulted Interest in any other lawful manner not inconsistent with the requirements of any securities exchange or automated quotation system on which the Senior Notes may be listed, traded or quoted and, upon such notice as may be required by such exchange or automated quotation system (or by the Trustee if the Senior Notes are not listed), if, after notice given by the Company to the Trustee of the proposed payment pursuant to this paragraph, such payment shall be deemed practicable by the Trustee.

     (d) Payments of interest on the Senior Notes shall include interest accrued to but excluding the respective Interest Payment Dates. The amount of interest payable for any interest period shall be computed and paid on the basis of a 360-day year and the actual number of days elapsed in the relevant interest period.

     (e) Payment of principal of, premium, if any, and interest on the Senior Notes shall be made in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts. Payments of principal, premium, if any, and interest due at the Maturity of such Senior Notes shall be made at the Place of Payment upon surrender of such Senior Notes to the Paying Agent and payments of interest shall be made subject to such surrender where applicable, by wire transfer at such place and to such account at a banking institution in the United States as may be designated in writing to the Paying Agent at least ten (10) Business Days prior to the date for payment by the Person entitled thereto unless proper written transfer instructions have not been received by the relevant record date, in which case such payments shall be made by check mailed to the address of such Person as such address shall appear in the Security Register. Notwithstanding the foregoing, so long as the holder of the Senior Note is the Trustee, the payment of the principal of (and premium if any) and interest (including any overdue installment of interest) on the Senior Note will be made at such place and to such account as may be designated by the Trustee.

     (f) The parties hereto acknowledge and agree that the holders of the Senior Notes have certain rights to direct the Company to modify the Interest Payment Dates and corresponding Stated Maturity of the Senior Notes or a portion of the Senior Notes pursuant to the Placement Agreement. In the event any such modifications are made to the Senior Notes or a portion of the Senior Notes, appropriate changes to the form of Senior Note set forth in Article II hereof shall be made prior to the issuance and authentication of new or replacement Senior Notes. Any such modification of the Interest Payment Dates and corresponding Stated Maturity with respect to any Senior Notes or tranche of Senior Notes shall not require or be subject to the consent of the Trustee.

     (g) Subject to the foregoing provisions of this Section 3.1, each Senior Note delivered under this Indenture upon transfer of or in exchange for or in lieu of any other Senior Note shall carry the rights to interest accrued and unpaid, and to accrue, that were carried by such other Senior Note.

     (h) The Senior Notes will rank pari passu with each other and the Company's other senior unsecured obligations from time to time outstanding.

     SECTION 3.2. Denominations.

     The Senior Notes shall be in registered form without coupons and shall be issuable in minimum denominations of $100,000 and any integral multiple of $1,000 in excess thereof.

     SECTION 3.3. Execution, Authentication, Delivery and Dating.

     (a) At any time and from time to time after the execution and delivery of this Indenture until the Interest Payment Date in October, 2006, provided that no Event of Default has occurred and is continuing, the Company may deliver Senior Notes in an aggregate principal amount (including all then Outstanding Senior Notes) not in excess of $100,000,000 executed by the Company to the Trustee for authentication, together with a Company Order for the authentication and delivery of such Senior Notes, and the Trustee in accordance with the Company Order shall authenticate and deliver such Senior Notes. In authenticating such Senior Notes, and accepting the additional responsibilities under this Indenture in relation to such Senior Notes, the Trustee shall be entitled to receive, and shall be fully protected in relying upon:

          (i) a copy of any Board Resolution relating thereto; and

          (ii) an Opinion of Counsel stating that (1) such Senior Notes, when authenticated and delivered by the Trustee and issued by the Company in the manner and subject to any conditions specified in such Opinion of Counsel, will constitute valid and legally binding obligations of the Company, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles; (2) the Senior Notes have been duly authorized and executed by the Company and have been delivered to the Trustee for authentication in accordance with this Indenture; and (3) the Senior Notes are not required to be registered under the Securities Act.

     (b) The Senior Notes shall be executed on behalf of the Company by its Chairman of the Board, its Vice Chairman of the Board, its Chief Executive Officer, its President or one of its Vice Presidents. The signature of any of these officers on the Senior Notes may be manual or facsimile. Senior Notes bearing the manual or facsimile signatures of individuals who were at any time the proper officers of the Company shall bind the Company, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Senior Notes or did not hold such offices at the date of such Senior Notes.

     (c) No Senior Note shall be entitled to any benefit under this Indenture or be valid or obligatory for any purpose, unless there appears on such Senior Note a certificate of authentication substantially in the form provided for herein executed by the Trustee by the manual signature of one of its authorized officers, and such certificate upon any Senior Note shall be conclusive evidence, and the only evidence, that such Senior Note has been duly authenticated and delivered hereunder. Notwithstanding the foregoing, if any Senior Note shall have been authenticated and delivered hereunder but never issued and sold by the Company, and the Company shall deliver such Senior Note to the Trustee for cancellation as provided in Section 3.8, for all purposes of this Indenture such Senior Note shall be deemed never to have been authenticated and delivered hereunder and shall never be entitled to the benefits of this Indenture.

     (d) Each Senior Note shall be dated the date of its authentication.

     SECTION 3.4. Global Senior Notes.

     (a) Notwithstanding any other provision in this Indenture, no Global Senior Note may be exchanged in whole or in part for registered Senior Notes, and no transfer of a Global Senior Note in whole or in part may be registered, in the name of any Person other than the Depositary for such Global Senior Note or a nominee thereof unless (i) such Depositary advises the Trustee and the Company in writing that such Depositary is no longer willing or able to properly discharge its responsibilities as Depositary with respect to such Global Senior Note, and no qualified successor is appointed by the Company within ninety (90) days of receipt by the Company of such notice, (ii) such Depositary ceases to be a clearing agency registered under the Exchange Act and no successor is appointed by the Company within ninety (90) days after obtaining knowledge of such event, (iii) the Company executes and delivers to the Trustee a Company Order stating that the Company elects to terminate the book-entry system through the Depositary or (iv) an Event of Default shall have occurred and be continuing. Upon the occurrence of any event specified in clause (i), (ii),
(iii) or (iv) above, the Trustee shall notify the Depositary and instruct the Depositary to notify all owners of beneficial interests in such Global Senior Note of the occurrence of such event and of the availability of Senior Notes to such owners of beneficial interests requesting the same. Upon the issuance of such Senior Notes and the registration in the Securities Register of such Senior Notes in the names of the Holders of the beneficial interests therein, the Trustee shall recognize such holders of beneficial interests as Holders. Notwithstanding the foregoing, if an owner of a beneficial interest in a Global Senior Note wishes at any time to transfer an interest in such Global Senior Note to a Person other than a QIB, such transfer shall be effected, subject to the Applicable Depositary Procedures, in accordance with the provisions of this
Section 3.4 and Section 3.5, and the transferee shall receive a Definitive Senior Note Certificate in connection with such transfer. A holder of a Definitive Senior Note Certificate that is a QIB may, upon request, and in accordance with the provisions of this Section 3.4 and Section 3.5, exchange such Definitive Senior Note Certificate for a beneficial interest in a Global Senior Note.

     (b) If any Global Senior Note is to be exchanged for other Senior Notes or canceled in part, or if another Senior Note is to be exchanged in whole or in part for a beneficial interest in any Global Senior Note, then either (i) such Global Senior Note shall be so surrendered for exchange or cancellation as provided in this Article III or (ii) the principal amount thereof shall be reduced or increased by an amount equal to the portion thereof to be so exchanged or canceled, or equal to the principal amount of such other Senior Note to be so exchanged for a beneficial interest therein, as the case may be, by means of an appropriate adjustment made on the records of the Securities Registrar, whereupon the Trustee, in accordance with the Applicable Depositary Procedures, shall instruct the Depositary or its authorized representative to make a corresponding adjustment to its records. Upon any such surrender or adjustment of a Global Senior Note by the Depositary, accompanied by registration instructions, the Company shall execute and the Trustee shall authenticate and deliver any Senior Notes issuable in exchange for such Global Senior Note (or any portion thereof) in accordance with the instructions of the Depositary. The Trustee shall not be liable for any delay in delivery of such instructions and may conclusively rely on, and shall be fully protected in relying on, such instructions.

     (c) Every Senior Note executed, authenticated and delivered upon registration or transfer of, or in exchange for or in lieu of, a Global Senior Note or any portion thereof shall be executed, authenticated and delivered in the form of, and shall be, a Global Senior Note, unless such Senior Note is registered in the name of a Person other than the Depositary for such Global Senior Note or a nominee thereof.

     (d) The Depositary or its nominee, as the registered owner of a Global Senior Note, shall be the Holder of such Global Senior Note for all purposes under this Indenture and the Senior Notes, and owners of beneficial interests in a Global Senior Note shall hold such interests pursuant to the Applicable Depositary Procedures. Accordingly, any such owner's beneficial interest in a Global Senior Note shall be shown only on, and the transfer of such interest shall be effected only through, records maintained by the Depositary or its nominee or its Depositary Participants. The Securities Registrar and the Trustee shall be entitled to deal with the Depositary for all purposes of this Indenture relating to a Global Senior Note (including the payment of principal and interest thereon and the giving of instructions or directions by owners of beneficial interests therein and the giving of notices) as the sole Holder of the Senior Note and shall have no obligations to the owners of beneficial interests therein. Neither the Trustee nor the Securities Registrar shall have any liability in respect of any transfers effected by the Depositary.

     (e) The rights of owners of beneficial interests in a Global Senior Note shall be exercised only through the Depositary and shall be limited to those established by law, the Applicable Depositary Procedures and agreements between such owners and the Depositary and/or its Depositary Participants; provided, that, solely for the purpose of determining whether the Holders of the requisite amount of Senior Notes have voted on any matter provided for in this Indenture, to the extent that Senior Notes are represented by a Global Senior Note, the Trustee may conclusively rely on, and shall be fully protected in relying on, any written instrument (including a proxy) delivered to the Trustee by the Depositary setting forth the owners' votes or assigning the right to vote on any matter to any other Persons either in whole or in part. To the extent that Senior Notes are represented by a Global Senior Note, the initial Depositary will make book-entry transfers among the Depositary Participants and receive and transmit payments on the Senior Notes that are represented by a Global Senior Note to such Depositary Participants, and none of the Depositor or the Trustee shall have any responsibility or obligation with respect thereto.

     (f) To the extent that a notice or other communication to the Holders is required under this Indenture, for so long as Senior Notes are represented by a Global Senior Note, the Trustee shall give all such notices and communications to the Depositary, and shall have no obligations to the owners of beneficial interests in a Global Senior Note.

     (g) No holder of any beneficial interest in any Global Senior Note held on its behalf by a Depositary shall have any rights under this Indenture with respect to such Global Senior

Note, and such Depositary may be treated by the Company, the Guarantor, the Trustee and any agent of the Company, the Guarantor or the Trustee as the owner of such Global Senior Note for all purposes whatsoever. None of the Company, the Guarantor, the Trustee nor any agent of the Company, the Guarantor or the Trustee will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests of a Global Senior Note or maintaining, supervising or reviewing any records relating to such beneficial ownership interests. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Guarantor, the Trustee or any agent of the Company, the Guarantor or the Trustee from giving effect to any written certification, proxy or other authorization furnished by a Depositary or impair, as between a Depositary and such holders of beneficial interests, the operation of customary practices governing the exercise of the rights of the Depositary (or its nominee) as Holder of any Senior Note.

     SECTION 3.5. Registration, Transfer and Exchange Generally.

     (a) The Trustee shall cause to be kept at the Corporate Trust Office a register (the "Securities Register") in which the registrar and transfer agent with respect to the Senior Notes (the "Securities Registrar"), subject to such reasonable regulations as it may prescribe, shall provide for the registration of Senior Notes and of transfers and exchanges of Senior Notes. The Trustee shall at all times also be the Securities Registrar. The provisions of Article VI shall apply to the Trustee in its role as Securities Registrar.

     (b) Subject to compliance with Section 2.2(b), upon surrender for registration of transfer of any Senior Note at the offices or agencies of the Company designated for that purpose the Company shall execute by manual or facsimile signature, and the Trustee shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Senior Notes of any authorized denominations of like tenor and aggregate principal amount.

     (c) At the option of the Holder, Senior Notes may be exchanged for other Senior Notes of any authorized denominations, of like tenor and aggregate principal amount, upon surrender of the Senior Notes to be exchanged at such office or agency. Whenever any Senior Notes are so surrendered for exchange, the Company shall execute by manual or facsimile signature, and upon receipt thereof the Trustee shall authenticate and deliver, the Senior Notes that the Holder making the exchange is entitled to receive.

     (d) All Senior Notes issued upon any transfer or exchange of Senior Notes shall be the valid obligations of the Company, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Senior Notes surrendered upon such transfer or exchange.

     (e) Every Senior Note presented or surrendered for transfer or exchange shall (if so required by the Company or the Trustee) be duly endorsed, or be accompanied by a written instrument of transfer in form satisfactory to the Company and the Securities Registrar, duly executed by the Holder thereof or such Holder's attorney duly authorized in writing and (i) if such Senior Note Certificate is being transferred otherwise than to a QIB, accompanied by a certificate of the transferee substantially in the form set forth as Exhibit C hereto or (ii) if such

Senior Note Certificate is being transferred to a QIB, accompanied by a certificate of the transferor substantially in the form set forth as Exhibit D hereto.

     (f) No service charge shall be made to a Holder for any transfer or exchange of Senior Notes, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Senior Notes.

     (g) The Company shall designate an office or offices or agency or agencies where Senior Notes may be surrendered for registration or transfer or exchange. The Company initially designates the Corporate Trust Office as its office and agency for such purposes. The Company shall give prompt written notice to the Trustee and to the Holders of any change in the location of any such office or agency.

     (h) Neither the Company nor the Trustee shall be required to issue, register the transfer of or exchange any Senior Note during a period beginning at the opening of business fifteen (15) days before any selection of Senior Notes to be redeemed pursuant to Article XI and ending at the close of business on the day of mailing of the relevant notice of redemption or (ii) to register the transfer of or exchange any Senior Note so selected for redemption in whole or in part, except, in the case of any such Senior Note to be redeemed in part, any portion thereof not to be redeemed.

     (i) Each Holder of a Senior Note agrees to indemnify the Company and the Trustee against any liability that may result from the transfer, exchange or assignment of such Holder's Senior Note in violation of provisions of this Indenture or applicable United States or state securities law.

     SECTION 3.6. Mutilated, Destroyed, Lost and Stolen Senior Notes.

     (a) If any mutilated Senior Note is surrendered to the Trustee or the Company together with such security or indemnity as may be required by the Company or the Trustee to save each of them or any agent of either of them harmless, the Company shall execute and upon receipt thereof the Trustee shall authenticate and deliver in exchange therefor a new Senior Note of like tenor and aggregate principal amount and bearing a number not contemporaneously outstanding.

     (b) If there shall be delivered to the Company and to the Trustee (i) evidence to their satisfaction of the destruction, loss or theft of any Senior Note and (ii) such security or indemnity as may be required by them to save each of them harmless, then, in the absence of notice to the Company or the Trustee that such Senior Note has been acquired by a bona fide purchaser, the Company shall execute and upon its written request the Trustee shall authenticate and deliver, in lieu of any such destroyed, lost or stolen Senior Note, a new Senior Note of like tenor and aggregate principal amount as such destroyed, lost or stolen Senior Note, and bearing a number not contemporaneously outstanding.

     (c) If any such mutilated, destroyed, lost or stolen Senior Note has become or is about to become due and payable, the Company in its discretion may, instead of issuing a new Senior Note, pay such Senior Note.

     (d) Upon the issuance of any new Senior Note under this Section 3.6, the Company may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee) connected therewith.

     (e) Every new Senior Note issued pursuant to this Section 3.6 in lieu of any mutilated, destroyed, lost or stolen Senior Note shall constitute an original additional contractual obligation of the Company, whether or not the mutilated, destroyed, lost or stolen Senior Note shall be at any time enforceable by anyone, and shall be entitled to all the benefits of this Indenture equally and proportionately with any and all other Senior Notes duly issued hereunder.

     (f) The provisions of this Section 3.6 are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Senior Notes.

     SECTION 3.7. Persons Deemed Owners.

     The Company, the Guarantor, the Trustee and any agent of the Company, the Guarantor or the Trustee shall treat the Person in whose name any Senior Note is registered as the owner of such Senior Note for the purpose of receiving payment of principal of and any interest on such Senior Note and for all other purposes whatsoever, and neither the Company, the Guarantor, the Trustee nor any agent of the Company, the Guarantor or the Trustee shall be affected by notice to the contrary. All such payments so made to any such Person, or upon such Person's order, shall be valid, and, to the extent of the sum or sums paid, effectual to satisfy and discharge the liability for money payable upon any such Senior Note.

     SECTION 3.8. Cancellation.

     All Senior Notes surrendered for payment, redemption, transfer or exchange shall, if surrendered to any Person other than the Trustee, be delivered to the Trustee, and any such Senior Notes and Senior Notes surrendered directly to the Trustee for any such purpose shall be promptly canceled by it. The Company may at any time deliver to the Trustee for cancellation any Senior Notes previously authenticated and delivered hereunder that the Company may have acquired in any manner whatsoever, and all Senior Notes so delivered shall be promptly canceled by the Trustee. No Senior Notes shall be authenticated in lieu of or in exchange for any Senior Notes canceled as provided in this Section 3.8, except as expressly permitted by this Indenture. All canceled Senior Notes shall be disposed of by the Trustee in accordance with its customary practices and the Trustee shall deliver to the Company a certificate of such disposition.

     SECTION 3.9. RESERVED.

     SECTION 3.10. RESERVED.

     SECTION 3.11. Agreed Tax Treatment.

     Each Senior Note issued hereunder shall provide that the Company and, by its acceptance or acquisition of a Senior Note or a beneficial interest therein, the Holder of, and any Person that acquires a direct or indirect beneficial interest in, such Senior Note, intend and agree to treat such Senior Note as indebtedness of the Company for United States Federal, state and local tax purposes. The provisions of this Indenture shall be interpreted to further this intention and agreement of the parties.

     SECTION 3.12. CUSIP Numbers.

     The Company in issuing the Senior Notes may use "CUSIP" numbers (if then generally in use), and, if so, the Trustee shall use "CUSIP" numbers in notices of redemption and other similar or related materials as a convenience to Holders; provided, that any such notice or other materials may state that no representation is made as to the correctness of such numbers either as printed on the Senior Notes or as contained in any notice of redemption or other materials and that reliance may be placed only on the other identification numbers printed on the Senior Notes, and any such redemption shall not be affected by any defect in or omission of such numbers.

     In the event that the Company shall issue and the Trustee shall authenticate any Additional Notes pursuant to this Indenture, the Company shall use its best efforts to obtain the same CUSIP number for such Additional Notes as is printed on the Senior Notes outstanding at such time; provided, however, that if any Additional Notes are determined, pursuant to an Opinion of Counsel, to be a different class of security than the Senior Notes outstanding at such time for federal income tax purposes, the Company may obtain a CUSIP number for such Additional Notes that is different from the CUSIP number printed on the Senior Notes then outstanding.

                                   ARTICLE IV

                           Satisfaction and Discharge

     SECTION 4.1. Satisfaction and Discharge of Indenture.

     This Indenture shall, upon Company Request, cease to be of further effect (except as to any surviving rights of registration of transfer or exchange of Senior Notes herein expressly provided for and as otherwise provided in this
Section 4.1) and the Trustee, on demand of and at the expense of the Company, shall execute proper instruments acknowledging satisfaction and discharge of this Indenture, when

     (a) either

          (i) all Senior Notes theretofore authenticated and delivered (other than (A) Senior Notes that have been mutilated, destroyed, lost or stolen and that have been replaced or paid as provided in Section 3.6 and (B) Senior Notes for whose payment money has theretofore been deposited in trust or segregated and held in trust by the Company and thereafter repaid to the Company or discharged from such trust as provided in Section 10.2) have been delivered to the Trustee for cancellation; or

          (ii) all such Senior Notes not theretofore delivered to the Trustee for cancellation

               (A)  have become due and payable,

               (B) will become due and payable at their Stated Maturity within one year of the date of deposit, or

               (C) are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Company, and the Company, in the case of subclause (ii)(A), (B) or (C) above, has deposited or caused to be deposited with the Trustee as trust funds in trust for such purpose (x) an amount in the currency or currencies in which the Senior Notes are payable, (y) Government Obligations which through the scheduled payment of principal and interest in respect thereof in accordance with their terms will provide, not later than the due date of any payment, money in an amount or (z) a combination thereof, in each case sufficient, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, to pay and discharge the entire indebtedness on such Senior Notes not theretofore delivered to the Trustee for cancellation, for principal and any premium, if any, and interest (including any Additional Interest) to the date of such deposit (in the case of Senior Notes that have become due and payable) or to the Stated Maturity (or any date of principal repayment upon early maturity) or Redemption Date, as the case may be;

     (b) the Company has paid or caused to be paid all other sums payable hereunder by the Company; and

     (c) the Company has delivered to the Trustee an Officers' Certificate and an Opinion of Counsel each stating that all conditions precedent herein provided for relating to the satisfaction and discharge of this Indenture have been complied with.

Notwithstanding the satisfaction and discharge of this Indenture, the obligations of the Company to the Trustee under Section 6.6, the obligations of the Company to any Authenticating Agent under Section 6.11 and, if money shall have been deposited with the Trustee pursuant to subclause (a)(ii) of this
Section 4.1, the obligations of the Trustee under Section 4.2 and Section 10.2(e) shall survive such satisfaction and discharge.

     SECTION 4.2. Application of Trust Money.

     Subject to the provisions of Section 10.2(e), all money deposited with the Trustee pursuant to Section 4.1 shall be held in trust and applied by the Trustee, in accordance with the provisions of the Senior Notes and this Indenture, to the payment in accordance with Section 3.1, either directly or through any Paying Agent (including the Company acting as its own Paying Agent) as the Trustee may determine, to the Persons entitled thereto, of the principal and any premium, if any, and interest (including any Additional Interest) for the payment of which such money or obligations have been deposited with or received by the Trustee.

                                    ARTICLE V

                                    Remedies

     SECTION 5.1. Events of Default.

     "Event of Default" means, wherever used herein with respect to the Senior Notes, any one of the following events (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

     (a) default in the payment of any interest upon any Senior Note, including any Additional Interest in respect thereof, when it becomes due and payable, and continuance of such default for a period of thirty (30) days; or

     (b) default in the payment of the principal of or any premium, if any, on any Senior Note at its Maturity; or

     (c) default in the performance, or breach, of any covenant or warranty of the Company or the Guarantor in this Indenture and continuance of such default or breach for a period of thirty (30) days after there has been given, by registered or certified mail, to the Company and the Guarantor by the Trustee or to the Company, the Guarantor and the Trustee by the Holders of at least twenty five percent (25%) in aggregate principal amount of the Outstanding Senior Notes a written notice specifying such default or breach and requiring it to be remedied and stating that such notice is a "Notice of Default" hereunder; or

     (d) the entry by a court having jurisdiction in the premises of a decree or order adjudging the Company or the Guarantor a bankrupt or insolvent, or approving as properly filed a petition seeking reorganization, arrangement, adjustment or composition of or in respect of the Company or the Guarantor under any applicable Federal or state bankruptcy, insolvency, reorganization or other similar law, or appointing a custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official of the Company or the Guarantor or of any substantial part of its property, or ordering the winding up or liquidation of its affairs, and the continuance of any such decree or order for relief or any such other decree or order unstayed and in effect for a period of sixty (60) consecutive days; or

     (e) the institution by the Company or the Guarantor of proceedings to be adjudicated a bankrupt or insolvent, or the consent by the Company or the Guarantor to the institution of bankruptcy or insolvency proceedings against it, or the filing by the Company or the Guarantor of a petition or answer or consent seeking reorganization or relief under any applicable Federal or state bankruptcy, insolvency, reorganization or other similar law, or the consent by it to the filing of such petition or to the appointment of or taking possession by a custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official of the Company or of any substantial part of its property or the Guarantor or of any substantial part of its property, or the making by the Company or the Guarantor of an assignment for the benefit of creditors, or the admission by the Company or the Guarantor in writing of its inability to pay its debts generally as they become due and its willingness to be adjudicated a bankrupt or insolvent, or the taking of corporate action by the Company or the Guarantor in furtherance of any such action; or

     (f) the Guarantee shall cease to be in full force and effect or the Guarantor shall, in writing to the Trustee or to a Holder or to any governmental agency or regulatory authority, deny or disaffirm its obligations under the Guarantee.

     SECTION 5.2. Acceleration of Maturity; Rescission and Annulment.

     (a) If an Event of Default occurs and is continuing, then and in every such case the Trustee or the Holders of not less than twenty five percent (25%) in principal amount of the Outstanding Senior Notes may declare the principal amount of all the Senior Notes to be due and payable immediately, by a notice in writing to the Company and the Guarantor (and to the Trustee if given by Holders); and upon any such declaration the principal amount of and the accrued interest (including any Additional Interest) on all the Senior Notes shall become immediately due and payable; provided, however, that upon any such declaration prior to July 30, 2011, there shall become immediately due and payable, in addition to the principal amount of and the accrued interest (including any Additional Interest) on all the Senior Notes, a premium equal to three (3.0%) percent of the principal amount of the Senior Notes.

     (b) At any time after such a declaration of acceleration with respect to Senior Notes has been made and before a judgment or decree for payment of the money due has been obtained by the Trustee as hereinafter provided in this
Article V, the Holders of a majority in principal amount of the Outstanding Senior Notes, by written notice to the Company, the Guarantor and the Trustee, may rescind and annul such declaration and its consequences if:

          (i) the Company or the Guarantor has paid or deposited with the Trustee a sum sufficient to pay:

               (A)  all overdue installments of interest on all Senior Notes,

               (B)  any accrued Additional Interest on all Senior Notes,

               (C) the principal of and any premium, if any, on any Senior Notes that have become due otherwise than by such declaration of acceleration and interest (including any Additional Interest) thereon at the rate borne by the Senior Notes, and

               (D) all sums paid or advanced by the Trustee hereunder and the reasonable compensation, expenses, disbursements and advances of the Trustee and its agents and counsel; and

          (ii) all Events of Default with respect to Senior Notes, other than the non-payment of the principal of Senior Notes that has become due solely by such acceleration, have been cured or waived as provided in Section 5.13.

No such rescission shall affect any subsequent default or impair any right consequent thereon.

     SECTION 5.3. Collection of Indebtedness and Suits for Enforcement by
Trustee.

     (a) Each of the Company and the Guarantor covenants that if:

          (i) default is made in the payment of any installment of interest (including any Additional Interest) on any Senior Note when such interest becomes due and payable and such default continues for a period of thirty
     (30) days, or

          (ii) default is made in the payment of the principal of and any premium on any Senior Note at the Maturity thereof,

the Company and the Guarantor will, upon demand of the Trustee, pay to the Trustee, for the benefit of the Holders of such Senior Notes, the whole amount then due and payable on such Senior Notes for principal and any premium and interest (including any Additional Interest) and, in addition thereto, all amounts owing the Trustee under Section 6.6.

     (b) If the Company or the Guarantor fails to pay such amounts forthwith upon such demand, the Trustee, in its own name and as trustee of an express trust, may institute a judicial proceeding for the collection of the sums so due and unpaid, and may prosecute such proceeding to judgment or final decree, and may enforce the same against the Company, the Guarantor or any other obligor upon such Senior Notes and collect the moneys adjudged or decreed to be payable in the manner provided by law out of the property of the Company, the Guarantor or any other obligor upon the Senior Notes, wherever situated.

     (c) If an Event of Default with respect to Senior Notes occurs and is continuing, the Trustee may in its discretion proceed to protect and enforce its rights and the rights of the Holders of Senior Notes by such appropriate judicial proceedings as the Trustee shall deem most effectual to protect and enforce any such rights, whether for the specific enforcement of any covenant or agreement in this Indenture or in aid of the exercise of any power granted herein, or to enforce any other proper remedy.

     SECTION 5.4. Trustee May File Proofs of Claim.

     In case of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or similar judicial proceeding relative to the Company or the Guarantor (or any other obligor upon the Senior Notes), its property or its creditors, the Trustee shall be entitled and empowered, by intervention in such proceeding or otherwise, to take any and all actions authorized hereunder in order to have claims of the Holders and the Trustee allowed in any such proceeding. In particular, the Trustee shall be authorized to collect and receive any moneys or other property payable or deliverable on any such claims and to distribute the same; and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to first pay to the Trustee any amount due it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts owing the Trustee, any predecessor Trustee and other Persons under Section 6.6.

     SECTION 5.5. Trustee May Enforce Claim Without Possession of Senior Notes.

     All rights of action and claims under this Indenture or the Senior Notes may be prosecuted and enforced by the Trustee without the possession of any of the Senior Notes or the production thereof in any proceeding relating thereto, and any such proceeding instituted by the Trustee shall be brought in its own name as trustee of an express trust, and any recovery of judgment shall, after provision for the payment of all the amounts owing the Trustee, any predecessor Trustee and other Persons under Section 6.6, be for the ratable benefit of the Holders of the Senior Notes in respect of which such judgment has been recovered.

     SECTION 5.6. Application of Money Collected.

     Any money or property collected or to be applied by the Trustee with respect to the Senior Notes pursuant to this Article V shall be applied in the following order, at the date or dates fixed by the Trustee and, in case of the distribution of such money or property on account of principal or any premium or interest (including any Additional Interest), upon presentation of the Senior Notes and the notation thereon of the payment if only partially paid and upon surrender thereof if fully paid:

     FIRST: To the payment of all amounts due the Trustee, any predecessor Trustee and other Persons under Section 6.6;

     SECOND: To the payment of the amounts then due and unpaid upon the Senior Notes for principal and any premium and interest (including any Additional Interest) in respect of which or for the benefit of which such money has been collected, ratably, without preference or priority of any kind, according to the amounts due and payable on the Senior Notes for principal and any premium and interest (including any Additional Interest), respectively; and

     THIRD: The balance, if any, to the Person or Persons entitled thereto.

     SECTION 5.7. Limitation on Suits.

     Subject to Section 5.8, no Holder of any Senior Notes shall have any right to institute any proceeding, judicial or otherwise, with respect to this Indenture or for the appointment of a custodian, receiver, assignee, trustee, liquidator, sequestrator (or other similar official) or for any other remedy hereunder, unless:

     (a) such Holder has previously given written notice to the Trustee of a continuing Event of Default with respect to the Senior Notes;

     (b) the Holders of not less than a majority in aggregate principal amount of the Outstanding Senior Notes shall have made written request to the Trustee to institute proceedings in respect of such Event of Default in its own name as Trustee hereunder;

     (c) such Holder or Holders have offered to the Trustee reasonable indemnity against the costs, expenses and liabilities to be incurred in compliance with such request;

     (d) the Trustee after its receipt of such notice, request and offer of indemnity has failed to institute any such proceeding for sixty (60) days; and

     (e) no direction inconsistent with such written request has been given to the Trustee during such sixty (60)-day period by the Holders of a majority in aggregate principal amount of the Outstanding Senior Notes;

it being understood and intended that no one or more of such Holders shall have any right in any manner whatever by virtue of, or by availing itself of, any provision of this Indenture to affect, disturb or prejudice the rights of any other Holders of Senior Notes, or to obtain or to seek to obtain priority or preference over any other of such Holders or to enforce any right under this Indenture, except in the manner herein provided and for the equal and ratable benefit of all such Holders.

     SECTION 5.8. Unconditional Right of Holders to Receive Principal, Premium and Interest.

     Notwithstanding any other provision in this Indenture, the Holder of any Senior Note shall have the right, which is absolute and unconditional, to receive payment of the principal of and any premium on such Senior Note at its Maturity and payment of interest (including any Additional Interest) on such Senior Note when due and payable (or, in the case of redemption, on the Redemption Date) and to institute suit for the enforcement of any such payment, and such right shall not be impaired without the consent of such Holder.

     SECTION 5.9. Restoration of Rights and Remedies.

     If the Trustee or any Holder has instituted any proceeding to enforce any right or remedy under this Indenture and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or such Holder, then and in every such case the Company, the Guarantor, the Trustee and such Holder shall, subject to any determination in such proceeding, be restored severally and respectively to their former positions hereunder, and thereafter all rights and remedies of the Trustee and such Holder shall continue as though no such proceeding had been instituted.

     SECTION 5.10. Rights and Remedies Cumulative.

     Except as otherwise provided in Section 3.6(f), no right or remedy herein conferred upon or reserved to the Trustee or the Holders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

     SECTION 5.11. Delay or Omission Not Waiver.

     No delay or omission of the Trustee or any Holder of any Senior Notes to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein. Every right and remedy given by this Article V or by law to the Trustee or to the Holders may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or the Holders, as the case may be.

     SECTION 5.12. Control by Holders.

     The Holders of not less than a majority in aggregate principal amount of the Outstanding Senior Notes shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee; provided, that:

     (a) such direction shall not be in conflict with any rule of law or with this Indenture,

     (b) the Trustee may take any other action deemed proper by the Trustee that is not inconsistent with such direction, and

     (c) subject to the provisions of Section 6.2, the Trustee shall have the right to decline to follow such direction if a Responsible Officer or Officers of the Trustee shall, in good faith, reasonably determine that the proceeding so directed would be unjustly prejudicial to the Holders not joining in any such direction or would involve the Trustee in personal liability.

     SECTION 5.13. Waiver of Past Defaults.

     (a) The Holders of not less than a majority in aggregate principal amount of the Outstanding Senior Notes may waive any past Event of Default hereunder and its consequences except an Event of Default:

          (i) in the payment of the principal of or any premium or interest (including any Additional Interest) on any Senior Note (unless such Event of Default has been cured and the Company or the Guarantor has paid to or deposited with the Trustee a sum sufficient to pay all installments of interest (including any Additional Interest) due and past due and all principal of and any premium on all Senior Notes due otherwise than by acceleration), or

          (ii) in respect of a covenant or provision hereof that under Article IX cannot be modified or amended without the consent of each Holder of any Outstanding Senior Note.

     (b) Any such waiver shall be deemed to be on behalf of the Holders of all the Senior Notes.

     (c) Upon any such waiver, such Event of Default shall cease to exist and any Event of Default arising therefrom shall be deemed to have been cured for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other Event of Default or impair any right consequent thereon.

     SECTION 5.14. Undertaking for Costs.

     All parties to this Indenture agree, and each Holder of any Senior Note by his or her acceptance thereof shall be deemed to have agreed, that any court may in its discretion require, in any suit for the enforcement of any right or remedy under this Indenture, or in any suit against the Trustee for any action taken or omitted by it as Trustee, the filing by any party litigant in such suit of an undertaking to pay the costs of such suit, and that such court may in its discretion assess reasonable costs, including reasonable attorneys' fees and expenses, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant; but the provisions of this Section 5.14 shall not apply to any suit instituted by the Trustee, to any suit instituted by any Holder, or group of Holders, holding in the aggregate more than ten percent (10%) in aggregate principal amount of the Outstanding Senior Notes, or to any suit instituted by any Holder for the enforcement of the payment of the principal of or any premium on the Senior Note after the Stated Maturity or any interest (including any Additional Interest) on any Senior Note after it is due and payable (or, in the case of redemption, on the Redemption Date).

     SECTION 5.15. Waiver of Usury, Stay or Extension Laws.

     Each of the Company and the Guarantor covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any usury, stay or extension law wherever enacted, now or at any time hereafter in force, which may affect the covenants or the performance of this Indenture; and each of the Company and the Guarantor (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

                                   ARTICLE VI

                                   The Trustee

     SECTION 6.1. Corporate Trustee Required.

     There shall at all times be a Trustee hereunder with respect to the Senior Notes. The Trustee shall be a corporation or national banking association organized and doing business under the laws of the United States or of any state thereof, authorized to exercise corporate trust powers, having a combined capital and surplus of at least $50,000,000, subject to supervision or examination by Federal or state authority and having an office within the United States. If such entity publishes reports of condition at least annually, pursuant to law or to the requirements of such supervising or examining authority, then, for the purposes of this Section 6.1, the combined capital and surplus of such entity shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time the Trustee shall cease to be eligible in accordance with the provisions of this
Section 6.1, it shall resign immediately in the manner and with the effect hereinafter specified in this Article VI.

     SECTION 6.2. Certain Duties and Responsibilities.

     (a) Except during the continuance of an Event of Default:

          (i) the Trustee undertakes to perform such duties and only such duties as are specifically set forth in this Indenture, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

          (ii) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture; provided, that in the case of any such certificates or opinions that by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall be under a duty to examine the same to determine whether or not they substantially conform on their face to the requirements of this Indenture.

     (b) If an Event of Default known to the Trustee has occurred and is continuing, the Trustee shall, prior to the receipt of directions, if any, from the Holders of at least a majority in aggregate principal amount of the Outstanding Senior Notes, exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in its exercise, as a prudent person would exercise or use under the circumstances in the conduct of such person's own affairs.

     (c) Notwithstanding the foregoing, no provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it. Whether or not therein expressly so provided, every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Section 6.2. To the extent that, at law or in equity, the Trustee has duties and liabilities relating to the Holders, the Trustee shall not be liable to any Holder for the Trustee's good faith reliance on the provisions of this Indenture. The provisions of this Indenture, to the extent that they restrict the duties and liabilities of the Trustee otherwise existing at law or in equity, are agreed by the Company and the Holders to replace such other duties and liabilities of the Trustee.

     (d) No provisions of this Indenture shall be construed to relieve the Trustee from liability with respect to matters that are within the authority of the Trustee under this Indenture for its own negligent action, negligent failure to act or willful misconduct, except that:

          (i) the Trustee shall not be liable for any error or judgment made in good faith by an authorized officer of the Trustee, unless it shall be proved that the Trustee was negligent in ascertaining the pertinent facts;

          (ii) the Trustee shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the direction of the Holders of at least a majority in aggregate principal amount of the Outstanding Senior Notes (or such other percentage as may be required by the terms hereof), relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee under this Indenture; and

          (iii) the Trustee shall be under no liability for interest on any money received by it hereunder and money held by the Trustee in trust hereunder need not be segregated from other funds except to the extent required by law.

     SECTION 6.3. Notice of Defaults.

     Within ninety (90) days after the occurrence of any default actually known to the Trustee, the Trustee shall give the Holders notice of such default unless such default shall have been cured or waived; provided, that except in the case of a default in the payment of the principal of or any premium or interest on any Senior Notes, the Trustee shall be fully protected in withholding the notice if and so long as the board of directors, the executive committee or a trust committee of directors and/or Responsible Officers of the Trustee in good faith determines that withholding the notice is in the interest of Holders; and provided, further, that in the case of any default of the character specified in
Section 5.1(c), no such notice to Holders shall be given until at least thirty
(30) days after the occurrence thereof. For the purpose of this Section 6.3, the term "default" means any event which is, or after notice or lapse of time or both would become, an Event of Default.

     SECTION 6.4. Certain Rights of Trustee.

     Subject to the provisions of Section 6.2:

     (a) the Trustee may conclusively rely and shall be fully protected in acting or refraining from acting in good faith and in accordance with the terms hereof upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;

     (b) if (i) in performing its duties under this Indenture the Trustee is required to decide between alternative courses of action, (ii) in construing any of the provisions of this Indenture the Trustee finds ambiguous or inconsistent with any other provisions contained herein or (iii) the Trustee is unsure of the application of any provision of this Indenture, then, except as to any matter as to which the Holders are entitled to decide under the terms of this Indenture, the Trustee shall deliver a notice to the Company requesting the Company's written instruction as to the course of action to be taken and the Trustee shall take such action, or refrain from taking such action, as the Trustee shall be instructed in writing to take, or to refrain from taking, by the Company; provided, that if the Trustee does not receive such instructions from the Company within ten (10) Business Days after it has delivered such notice or such reasonably shorter period of time set forth in such notice the Trustee may, but shall be under no duty to, take such action, or refrain from taking such action, as the Trustee shall deem advisable and in the best interests of the Holders, in which event the Trustee shall have no liability except for its own negligence, bad faith or willful misconduct;

     (c) any request or direction of the Company shall be sufficiently evidenced by a Company Request or Company Order and any resolution of the Board of Directors may be sufficiently evidenced by a Board Resolution;

     (d) the Trustee may consult with counsel (which counsel may be counsel to the Trustee, the Company, the Guarantor or any of their Affiliates, and may include any of its employees) and the advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon;

     (e) the Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders pursuant to this Indenture, unless such Holders shall have offered to the Trustee security or indemnity reasonably satisfactory to it against the costs, expenses (including reasonable attorneys' fees and expenses) and liabilities that might be incurred by it in compliance with such request or direction, including reasonable advances as may be requested by the Trustee;

     (f) the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, indenture, note or other paper or document, but the Trustee in its discretion may make such inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such inquiry or investigation, it shall be entitled to examine the books, records and premises of the Company and the Guarantor, personally or by agent or attorney;

     (g) the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents, attorneys, custodians or nominees and the Trustee shall not be responsible for any misconduct or negligence on the part of any such agent, attorney, custodian or nominee appointed with due care by it hereunder;

     (h) whenever in the administration of this Indenture the Trustee shall deem it desirable to receive instructions with respect to enforcing any remedy or right or taking any other action with respect to enforcing any remedy or right hereunder, the Trustee (i) may request instructions from the Holders (which instructions may only be given by the Holders of the same aggregate principal amount of Outstanding Senior Notes as would be entitled to direct the Trustee under this Indenture in respect of such remedy, right or action), (ii) may refrain from enforcing such remedy or right or taking such action until such instructions are received and (iii) shall be protected in acting in accordance with such instructions;

     (i) except as otherwise expressly provided by this Indenture, the Trustee shall not be under any obligation to take any action that is discretionary under the provisions of this Indenture;

     (j) without prejudice to any other rights available to the Trustee under applicable law, when the Trustee incurs expenses or renders services in connection with any bankruptcy, insolvency or other proceeding referred to in clauses (d) or (e) of the definition of Event of Default, such expenses (including legal fees and expenses of its agents and counsel) and the compensation for such services are intended to constitute expenses of administration under any bankruptcy laws or law relating to creditors rights generally;

     (k) whenever in the administration of this Indenture the Trustee shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Trustee (unless other evidence be herein specifically prescribed) may, in the absence of bad faith on its part, conclusively rely upon an Officers' Certificate addressing such matter, which, upon receipt of such request, shall be promptly delivered by the Company or the Guarantor;

     (l) the Trustee shall not be charged with knowledge of any default or Event of Default unless either (i) a Responsible Officer of the Trustee shall have actual knowledge or (ii) the Trustee shall have received written notice thereof from the Company, the Guarantor or a Holder; and

     (m) in the event that the Trustee is also acting as Paying Agent, Authenticating Agent or Securities Registrar hereunder, the rights and protections afforded to the Trustee pursuant to this Article VI shall also be afforded such Paying Agent, Authenticating Agent, or Securities Registrar.

     SECTION 6.5. May Hold Senior Notes.

     The Trustee, any Authenticating Agent, any Paying Agent, any Securities Registrar or any other agent of the Company, in its individual or any other capacity, may become the owner or pledgee of Senior Notes and may otherwise deal with the Company and the Guarantor with the same rights it would have if it were not Trustee, Authenticating Agent, Paying Agent, Securities Registrar or such other agent.

     SECTION 6.6. Compensation; Reimbursement; Indemnity.

     (a) The Company agrees

          (i) to pay to the Trustee from time to time reasonable compensation for all services rendered by it hereunder in such amounts as the Company and the Trustee shall agree from time to time (which compensation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust);

          (ii) to reimburse the Trustee upon its request for all reasonable expenses, disbursements and advances incurred or made by the Trustee in accordance with any provision of this Indenture (including the reasonable compensation and the expenses and disbursements of its agents and counsel), except any such expense, disbursement or advance as may be attributable to its negligence, bad faith or willful misconduct; and

          (iii) to the fullest extent permitted by applicable law, to indemnify the Trustee (including in its individual capacity) and its Affiliates, and their officers, directors, shareholders, agents, representatives and employees for, and to hold them harmless against, any loss, damage, liability, tax (other than income, franchise or other taxes imposed on amounts paid pursuant to (i) or (ii) hereof), penalty, expense or claim of any kind or nature whatsoever incurred without negligence, bad faith or willful misconduct on its part arising out of or in connection with the acceptance or administration of this trust or the performance of the Trustee's duties hereunder, including the advancement of funds to cover the costs and expenses of defending itself against any claim or liability in connection with the exercise or performance of any of its powers or duties hereunder.

     (b) To secure the Company's payment obligations in this Section 6.6, the Company hereby grants and pledges to the Trustee and the Trustee shall have a lien prior to the Senior Notes on all money or property held or collected by the Trustee, other than money or property held in trust to pay principal and interest on particular Senior Notes. Such lien shall survive the satisfaction and discharge of this Indenture or the resignation or removal of the Trustee.

     (c) The obligations of the Company and the Guarantor under this Section 6.6 shall survive the satisfaction and discharge of this Indenture and the earlier resignation or removal of the Trustee.

     (d) In no event shall the Trustee be liable for any indirect, special, punitive or consequential loss or damage of any kind whatsoever, including, but not limited to, lost profits, even if the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action.

     (e) In no event shall the Trustee be liable for any failure or delay in the performance of its obligations hereunder because of circumstances beyond its control, including, but not limited to, acts of God, flood, war (whether declared or undeclared), terrorism, fire, riot, embargo, government action, including any laws, ordinances, regulations, governmental action or the like which delay, restrict or prohibit the providing of the services contemplated by this Indenture.

     SECTION 6.7. Resignation and Removal; Appointment of Successor.

     (a) No resignation or removal of the Trustee and no appointment of a successor Trustee pursuant to this Article VI shall become effective until the acceptance of appointment by the successor Trustee under Section 6.8.

     (b) The Trustee may resign at any time by giving written notice thereof to the Company.

     (c) Unless an Event of Default shall have occurred and be continuing, the Trustee may be removed at any time by the Company by a Board Resolution. If an Event of Default shall have occurred and be continuing, the Trustee may be removed by Act of the Holders of a majority in aggregate principal amount of the Outstanding Senior Notes, delivered to the Trustee and to the Company and to the Guarantor.

     (d) If the Trustee shall resign, be removed or become incapable of acting, or if a vacancy shall occur in the office of Trustee for any reason, at a time when no Event of Default shall have occurred and be continuing, the Company, by a Board Resolution, shall promptly appoint a successor Trustee, and such successor Trustee and the retiring Trustee shall comply with the applicable requirements of Section 6.8. If the Trustee shall resign, be removed or become incapable of acting, or if a vacancy shall occur in the office of Trustee for any reason, at a time when an Event of Default shall have occurred and be continuing, the Holders, by Act of the Holders of a majority in aggregate principal amount of the Outstanding Senior Notes, shall promptly appoint a successor Trustee, and such successor Trustee and the retiring Trustee shall comply with the applicable requirements of Section 6.8. If no successor Trustee shall have been so appointed by the Company or the Holders and accepted appointment within sixty (60) days after the giving of a notice of resignation by the Trustee or the removal of the Trustee in the manner required by Section 6.8, any Holder who has been a bona fide Holder of a Senior Note for at least six months may, on behalf of such Holder and all others similarly situated, and any resigning Trustee may, at the expense of the Company, petition any court of competent jurisdiction for the appointment of a successor Trustee.

     (e) The Company shall give notice to all Holders in the manner provided in
Section 1.6 of each resignation and each removal of the Trustee and each appointment of a successor Trustee. Each notice shall include the name of the successor Trustee and the address of its Corporate Trust Office.

     SECTION 6.8. Acceptance of Appointment by Successor.

     (a) In case of the appointment hereunder of a successor Trustee, each successor Trustee so appointed shall execute, acknowledge and deliver to the Company and to the retiring Trustee an instrument accepting such appointment, and thereupon the resignation or removal of the retiring Trustee shall become effective and such successor Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring Trustee; but, on the request of the Company or the successor Trustee, such retiring Trustee shall, upon payment of its charges, execute and deliver an instrument transferring to such successor Trustee all the rights, powers and trusts of the retiring Trustee and shall duly assign, transfer and deliver to such successor Trustee all property and money held by such retiring Trustee hereunder.

     (b) Upon request of any such successor Trustee, the Company shall execute any and all instruments for more fully and certainly vesting in and confirming to such successor Trustee all rights, powers and trusts referred to in paragraph
(a) of this Section 6.8.

     (c) No successor Trustee shall accept its appointment unless at the time of such acceptance such successor Trustee shall be qualified and eligible under this Article VI.

     SECTION 6.9. Merger, Conversion, Consolidation or Succession to Business.

     Any Person into which the Trustee may be merged or converted or with which it may be consolidated, or any Person resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any Person succeeding to all or substantially all of the corporate trust business of the Trustee, shall be the successor of the Trustee hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto, provided, that such Person shall be otherwise qualified and eligible under this Article
VI. In case any Senior Notes shall have been authenticated, but not delivered, by the Trustee then in office, any successor by merger, conversion or consolidation or as otherwise provided above in this Section 6.9 to such authenticating Trustee may adopt such authentication and deliver the Senior Notes so authenticated, and in case any Senior Notes shall not have been authenticated, any successor to the Trustee may authenticate such Senior Notes either in the name of any predecessor Trustee or in the name of such successor Trustee, and in all cases the certificate of authentication shall have the full force which it is provided anywhere in the Senior Notes or in this Indenture that the certificate of the Trustee shall have.

     SECTION 6.10. Not Responsible for Recitals or Issuance of Senior Notes.

     The recitals contained herein and in the Senior Notes, except the Trustee's certificates of authentication, shall be taken as the statements of the Company or the Guarantor, and neither the Trustee nor any Authenticating Agent assumes any responsibility for their correctness. The Trustee makes no representations as to the validity or sufficiency of this Indenture or of the Senior Notes. Neither the Trustee nor any Authenticating Agent shall be accountable for the use or application by the Company of the Senior Notes or the proceeds thereof.

     SECTION 6.11. Appointment of Authenticating Agent.

     (a) The Trustee may appoint an Authenticating Agent or Agents with respect to the Senior Notes, which shall be authorized to act on behalf of the Trustee to authenticate Senior Notes issued upon original issue and upon exchange, registration of transfer or partial redemption thereof or pursuant to Section 3.6, and Senior Notes so authenticated shall be entitled to the benefits of this Indenture and shall be valid and obligatory for all purposes as if authenticated by the Trustee hereunder. Any such appointment shall be evidenced by an instrument in writing signed by a Responsible Officer of the Trustee, a copy of which instrument shall be promptly furnished to the Company. Wherever reference is made in this Indenture to the authentication and delivery of Senior Notes by the Trustee or the Trustee's certificate of authentication, such reference shall be deemed to include authentication and delivery on behalf of the Trustee by an Authenticating Agent. Each Authenticating Agent shall be acceptable to the Company and shall at all times be an entity organized and doing business and in good standing under the laws of the United States of America, or of any State or Territory thereof or the District of Columbia, authorized under such laws to act as Authenticating Agent, having a combined capital and surplus of not less than $50,000,000 and subject to supervision or examination by Federal or state authority. If such Authenticating Agent publishes reports of condition at least annually pursuant to law or to the requirements of said supervising or examining authority, then for the purposes of this Section 6.11 the combined capital and surplus of such Authenticating Agent shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time an Authenticating Agent shall cease to be eligible in accordance with the provisions of this Section 6.11, such Authenticating Agent shall resign immediately in the manner and with the effect specified in this Section 6.11.

     (b) Any Person into which an Authenticating Agent may be merged or converted or with which it may be consolidated, or any Person resulting from any merger, conversion or consolidation to which such Authenticating Agent shall be a party, or any Person succeeding to all or substantially all of the corporate trust business of an Authenticating Agent shall be the successor Authenticating Agent hereunder, provided such Person shall be otherwise eligible under this
Section 6.11, without the execution or filing of any paper or any further act on the part of the Trustee or the Authenticating Agent.

     (c) An Authenticating Agent may resign at any time by giving written notice thereof to the Trustee, the Company and the Guarantor. The Trustee may at any time terminate the agency of an Authenticating Agent by giving written notice thereof to such Authenticating Agent, the Company and the Guarantor. Upon receiving such a notice of resignation or upon such a termination, or in case at any time such Authenticating Agent shall cease to be eligible in accordance with the provisions of this Section 6.11, the Trustee may appoint a successor Authenticating Agent eligible under the provisions of this Section 6.11, which shall be acceptable to the Company, and shall give notice of such appointment to all Holders in the manner provided in Section 1.6. Any successor Authenticating Agent upon acceptance of its appointment hereunder shall become vested with all the rights, powers and duties of its predecessor hereunder, with like effect as if originally named as an Authenticating Agent.

     (d) The Company or the Guarantor agrees to pay to each Authenticating Agent from time to time reasonable compensation for its services under this Section
6.11 in such amounts as the Company and the Authenticating Agent shall agree from time to time.

     (e) If an appointment of an Authenticating Agent is made pursuant to this
Section 6.11, the Senior Notes may have endorsed thereon an alternative certificate of authentication in the following form:

This represents Senior Notes designated therein and referred to in the within mentioned Indenture.

                                        WILMINGTON TRUST COMPANY, not in its
                                        individual capacity, but solely as
                                        Trustee


                                        ----------------------------------------
                                        Authenticating Agent


Dated:                                  By:
       ------------------------------       ------------------------------------
                                            Authorized Officer

                                   ARTICLE VII

                Holder's Lists and Reports by Trustee and Company

     SECTION 7.1. Company to Furnish Trustee Names and Addresses of Holders.

     The Company will furnish or cause to be furnished to the Trustee:

     (a) semi-annually, on or before June 30 and December 31 of each year, a list, in such form as the Trustee may reasonably require, of the names and addresses of the Holders as of a date not more than fifteen (15) days prior to the delivery thereof, and

     (b) at such other times as the Trustee may request in writing, within thirty (30) days after the receipt by the Company of any such request, a list of similar form and content as of a date not more than fifteen (15) days prior to the time such list is furnished, in each case to the extent such information is in the possession or control of the Company and has not otherwise been received by the Trustee in its capacity as Securities Registrar.

     SECTION 7.2. Preservation of Information, Communications to Holders.

     (a) The Trustee shall preserve, in as current a form as is reasonably practicable, the names and addresses of Holders contained in the most recent list furnished to the Trustee as provided in Section 7.1 and the names and addresses of Holders received by the Trustee in its capacity as Securities Registrar. The Trustee may destroy any list furnished to it as provided in
Section 7.1 upon receipt of a new list so furnished.

     (b) The rights of Holders to communicate with other Holders with respect to their rights under this Indenture or under the Senior Notes, and the corresponding rights and privileges of the Trustee, shall be as provided in the Trust Indenture Act.

     (c) Every Holder of Senior Notes, by receiving and holding the same, agrees with the Company and the Trustee that neither the Company nor the Trustee nor any agent of either of them shall be held accountable by reason of the disclosure of information as to the names and addresses of the Holders made pursuant to the Trust Indenture Act.

     SECTION 7.3. Reports by Company and Trustee.

     (a) The Company shall furnish to the Holders and to prospective purchasers of Senior Notes, upon their request, the information required to be furnished pursuant to Rule 144A(d)(4) under the Securities Act.

     (b) The Company shall furnish to (i) the Holders and to subsequent holders of Senior Notes, (ii) each Purchaser, (iii) any beneficial owner of the Senior Notes reasonably identified to the Company (which identification may be made either by such beneficial owner or by the Placement Agent or any Purchaser) and
(iv) any designee of (i), (ii) or (iii) above, a duly completed and executed certificate in the form attached hereto as Exhibit A, including the financial statements and financial covenant ratio referenced in such Exhibit, which certificate and financial statements shall be so furnished by the Company not later than forty five (45) days after the end of each of the first three fiscal quarters of each fiscal year of the Company and not later than ninety (90) days after the end of each fiscal year of the Company.

     (c) The Trustee shall receive all reports, certificates and information, which it is entitled to receive under each of the Operative Documents, and deliver to (i) each Purchaser, (ii) the Placement Agent and (iii) a designee of
(i) or (ii) above, as identified in writing to the Trustee, all such reports, certificates or information promptly upon receipt thereof.

                                  ARTICLE VIII

              Consolidation, Merger, Conveyance, Transfer or Lease

     SECTION 8.1. Company and Guarantor May Consolidate, Etc., Only on Certain Terms.

     (a) The Company shall not consolidate with or merge into any other Person or convey, transfer or lease its properties and assets substantially as an entirety to any Person, and no Person shall consolidate with or merge into the Company or convey, transfer or lease its properties and assets substantially as an entirety to the Company, unless:

          (i) if the Company shall consolidate with or merge into another Person or convey, transfer or lease its properties and assets substantially as an entirety to any Person, the entity formed by such consolidation or into which the Company is merged or the Person that acquires by conveyance or transfer, or that leases, the properties and assets of the Company substantially as an entirety shall be an entity organized and existing under the laws of the United States of America or any State or Territory thereof or the District of Columbia and shall expressly assume, by an indenture supplemental hereto, executed and delivered to the Trustee, in form reasonably satisfactory to the Trustee, the due and punctual payment of the principal of and any premium and interest (including any Additional Interest) on all the Senior Notes and the performance of every covenant of this Indenture on the part of the Company to be performed or observed;

          (ii) immediately after giving effect to such transaction, no Event of Default, and no event that, after notice or lapse of time, or both, would constitute an Event of Default, shall have happened and be continuing; and

          (iii) the Company has delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that such consolidation, merger, conveyance, transfer or lease and, if a supplemental indenture is required in connection with such transaction, any such supplemental indenture comply with this Article VIII and that all conditions precedent herein provided for relating to such transaction have been complied with; and the Trustee may rely upon such Officers' Certificate and Opinion of Counsel as conclusive evidence that such transaction complies with this Section 8.1.

     (b) The Guarantor shall not consolidate with or merge into any other Person or convey, transfer or lease its properties and assets substantially as an entirety to any Person, and no Person shall consolidate with or merge into the Guarantor or convey, transfer or lease its properties and assets substantially as an entirety to the Guarantor, unless:

          (i) if the Guarantor shall consolidate with or merge into another Person or convey, transfer or lease its properties and assets substantially as an entirety to any Person, the entity formed by such consolidation or into which the Guarantor is merged or the Person that acquires by conveyance or transfer, or that leases, the properties and assets of the Guarantor substantially as an entirety shall be an entity organized and existing under the laws of the United States of America or any State or Territory thereof or the District of Columbia and shall expressly assume, by an indenture supplemental hereto, executed and delivered to the Trustee, in form reasonably satisfactory to the Trustee, the due and punctual payment of the principal of and any premium and interest (including any Additional Interest) on all the Senior Notes and the performance of every covenant of this Indenture on the part of the Guarantor to be performed or observed;


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

          (ii) immediately after giving effect to such transaction, no Event of Default, and no event that, after notice or lapse of time, or both, would constitute an Event of Default, shall have happened and be continuing; and

          (iii) the Guarantor has delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that such consolidation, merger, conveyance, transfer or lease and, if a supplemental indenture is required in connection with such transaction, any such supplemental indenture comply with this Article VIII and that all conditions precedent herein provided for relating to such transaction have been complied with; and the Trustee may rely upon such Officers' Certificate and Opinion of Counsel as conclusive evidence that such transaction complies with this Section 8.1.

     SECTION 8.2. Successor Company or Guarantor Substituted.

     (a) Upon any consolidation or merger by the Company or the Guarantor, as the case may be, with or into any other Person, or any conveyance, transfer or lease by the Company or Guarantor of its properties and assets substantially as an entirety to any Person in accordance with Section 8.1 and the execution and delivery to the Trustee of the supplemental indenture described in Section 8.1(a) or Section 8.1(b), as the case may be, the successor entity formed by such consolidation or into which the Company or the Guarantor, as the case may be, is merged or to which such conveyance, transfer or lease is made shall succeed to, and be substituted for, and may exercise every right and power of, the Company or the Guarantor, as the case may be, under this Indenture with the same effect as if such successor Person had been named as the Company or the Guarantor, as the case may be, herein; and in the event of any such conveyance or transfer, following the execution and delivery of such supplemental indenture, the Company or the Guarantor, as the case may be, shall be discharged from all obligations and covenants under the Indenture and the Senior Notes.

     (b) Such successor Person to the Company may cause to be executed, and may issue either in its own name or in the name of the Company, any or all of the Senior Notes issuable hereunder that theretofore shall not have been signed by the Company and delivered to the Trustee; and, upon the order of such successor Person instead of the Company and subject to all the terms, conditions and limitations in this Indenture prescribed, the Trustee shall authenticate and shall deliver any Senior Notes that previously shall have been signed and delivered by the officers of the Company to the Trustee for authentication, and any Senior Notes that such successor Person thereafter shall cause to be executed and delivered to the Trustee on its behalf. All the Senior Notes so issued shall in all respects have the same legal rank and benefit under this Indenture as the Senior Notes theretofore or thereafter issued in accordance with the terms of this Indenture.

     (c) In case of any such consolidation, merger, sale, conveyance or lease, such changes in phraseology and form may be made in the Senior Notes thereafter to be issued as may be appropriate to reflect such occurrence.


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

                                   ARTICLE IX

                             Supplemental Indentures

     SECTION 9.1. Supplemental Indentures without Consent of Holders.

     Without the consent of any Holders, the Company and the Guarantor, when authorized by a Board Resolution, and the Trustee, at any time and from time to time, may enter into one or more indentures supplemental hereto, in form reasonably satisfactory to the Trustee, for any of the following purposes:

     (a) to evidence the succession of another Person to the Company or the Guarantor, as the case may be, and the assumption by any such successor of the covenants of the Company or the Guarantor, as the case may be, herein and in the Senior Notes; or

     (b) to cure any ambiguity, to correct or supplement any provision herein that may be defective or inconsistent with any other provision herein, or to make or amend any other provisions with respect to matters or questions arising under this Indenture, which shall not be inconsistent with the other provisions of this Indenture, provided, that such action pursuant to this clause (b) shall not adversely affect in any material respect the interests of any Holders; or

     (c) to add to the covenants, restrictions or obligations of the Company or the Guarantor or to add to the Events of Default, provided, that such action pursuant to this clause (c) shall not adversely affect in any material respect the interests of any Holders.

     SECTION 9.2. Supplemental Indentures with Consent of Holders.

     (a) With the consent of the Holders of not less than a majority in aggregate principal amount of the Outstanding Senior Notes, by Act of said Holders delivered to the Company, the Guarantor and the Trustee, the Company and the Guarantor, when authorized by a Board Resolution, and the Trustee may enter into an indenture or indentures supplemental hereto for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Indenture or of modifying in any manner the rights of the Holders of Senior Notes under this Indenture; provided, that no such supplemental indenture shall, without the consent of the Holder of each Outstanding Senior Note,

          (i) except as set forth in Section 3.1(f), change the Stated Maturity of the principal or any premium of any Senior Note or change the date of payment of any installment of interest (including any Additional Interest) on any Senior Note, or reduce the principal amount thereof or the rate of interest thereon or any premium payable upon the redemption thereof or change the Place of Payment where, or the coin or currency in which, any Senior Note or interest thereon is payable, or restrict or impair the right to institute suit for the enforcement of any such payment on or after such date (or, in the case of redemption, on the Redemption Date), or


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

          (ii) reduce the percentage in aggregate principal amount of the Outstanding Senior Notes, the consent of whose Holders is required for any such supplemental indenture, or the consent of whose Holders is required for any waiver of compliance with any provision of this Indenture or of defaults hereunder and their consequences provided for in this Indenture, or

          (iii) modify any of the provisions of this Section 9.2, Section 5.13 or Section 10.6, except to increase any percentage in aggregate principal amount of the Outstanding Senior Notes, the consent of whose Holders is required for any reason, or to provide that certain other provisions of this Indenture cannot be modified or waived without the consent of the Holder of each Senior Note.

     (b) It shall not be necessary for any Act of Holders under this Section 9.2 to approve the particular form of any proposed supplemental indenture, but it shall be sufficient if such Act shall approve the substance thereof.

     SECTION 9.3. Execution of Supplemental Indentures.

     In executing or accepting the additional trusts created by any supplemental indenture permitted by this Article IX or the modifications thereby of the trusts created by this Indenture, the Trustee shall be entitled to receive, and shall be fully protected in conclusively relying upon, an Officers' Certificate and an Opinion of Counsel stating that the execution of such supplemental indenture is authorized or permitted by this Indenture, and that all conditions precedent herein provided for relating to such action have been complied with. The Trustee may, but shall not be obligated to, enter into any such supplemental indenture that affects the Trustee's own rights, duties, indemnities or immunities under this Indenture or otherwise. Copies of the final form of each supplemental indenture shall be delivered by the Trustee at the expense of the Company to each Holder, promptly after the execution thereof.

     SECTION 9.4. Effect of Supplemental Indentures.

     Upon the execution of any supplemental indenture under this Article IX, this Indenture shall be modified in accordance therewith, and such supplemental indenture shall form a part of this Indenture for all purposes; and every Holder of Senior Notes theretofore or thereafter authenticated and delivered hereunder shall be bound thereby.

     SECTION 9.5. Reference in Senior Notes to Supplemental Indentures.

     Senior Notes authenticated and delivered after the execution of any supplemental indenture pursuant to this Article IX may, and shall if required by the Company, bear a notation in form approved by the Company as to any matter provided for in such supplemental indenture. If the Company shall so determine, new Senior Notes so modified as to conform, in the opinion of the Company, to any such supplemental indenture may be prepared and executed by the Company and the Guarantor and authenticated and delivered by the Trustee in exchange for Outstanding Senior Notes.


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

                                    ARTICLE X

                                    Covenants

     SECTION 10.1. Payment of Principal, Premium and Interest.

     The Company covenants and agrees for the benefit of the Holders of the Senior Notes that it will duly and punctually pay the principal of and any premium and interest (including any Additional Interest) on the Senior Notes in accordance with the terms of the Senior Notes and this Indenture.

     SECTION 10.2. Money for Senior Note Payments to be Held in Trust.

     (a) If the Company shall at any time act as its own Paying Agent with respect to the Senior Notes, it will, on or before each due date of the principal of and any premium or interest (including any Additional Interest) on the Senior Notes, segregate and hold in trust for the benefit of the Persons entitled thereto a sum sufficient to pay the principal and any premium or interest (including Additional Interest) so becoming due until such sums shall be paid to such Persons or otherwise disposed of as herein provided, and will promptly notify the Trustee in writing of its failure so to act.

     (b) Whenever the Company shall have one or more Paying Agents, it will, prior to 10:00 a.m., New York City time, on each due date of the principal of or any premium or interest (including any Additional Interest) on any Senior Notes, deposit with a Paying Agent a sum sufficient to pay such amount, such sum to be held as provided in the Trust Indenture Act and (unless such Paying Agent is the Trustee) the Company will promptly notify the Trustee of its failure so to act.

     (c) The Company will cause each Paying Agent for the Senior Notes other than the Trustee to execute and deliver to the Trustee an instrument in which such Paying Agent shall agree with the Trustee, subject to the provisions of this Section 10.2, that such Paying Agent will (i) comply with the provisions of this Indenture and the Trust Indenture Act applicable to it as a Paying Agent and (ii) during the continuance of any default by the Company (or any other obligor upon the Senior Notes) in the making of any payment in respect of the Senior Notes, upon the written request of the Trustee, forthwith pay to the Trustee all sums held in trust by such Paying Agent for payment in respect of the Senior Notes.

     (d) The Company may at any time, for the purpose of obtaining the satisfaction and discharge of this Indenture or for any other purpose, pay, or by Company Order direct any Paying Agent to pay, to the Trustee all sums held in trust by the Company or such Paying Agent, such sums to be held by the Trustee upon the same terms as those upon which such sums were held by the Company or such Paying Agent; and, upon such payment by any Paying Agent to the Trustee, such Paying Agent shall be released from all further liability with respect to such money.


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

     (e) Any money deposited with the Trustee or any Paying Agent, or then held by the Company in trust for the payment of the principal of and any premium or interest (including any Additional Interest) on any Senior Note and remaining unclaimed for two years after such principal and any premium or interest has become due and payable shall (unless otherwise required by mandatory provision of applicable escheat or abandoned or unclaimed property law) be paid on Company Request to the Company, or (if then held by the Company) shall (unless otherwise required by mandatory provision of applicable escheat or abandoned or unclaimed property law) be discharged from such trust; and the Holder of such Senior Note shall thereafter, as an unsecured general creditor, look only to the Company for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Company as trustee thereof, shall thereupon cease; provided, that the Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of the Company cause to be published once, in a newspaper published in the English language, customarily published on each Business Day and of general circulation in the Borough of Manhattan, The City of New York, notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than thirty (30) days from the date of such publication, any unclaimed balance of such money then remaining will be repaid to the Company.

     SECTION 10.3. Statement as to Compliance.

     The Company shall deliver to the Trustee, within one hundred and twenty
(120) days after the end of each fiscal year of the Company ending after the date hereof, an Officers' Certificate (substantially in the form attached hereto as Exhibit B) covering the preceding fiscal year, stating whether or not to the knowledge of the signers thereof the Company is in default in the performance or observance of any of the terms, provisions and conditions of this Indenture (without regard to any period of grace or requirement of notice provided hereunder), and if the Company shall be in default, specifying all such defaults and the nature and status thereof of which they may have knowledge.

     SECTION 10.4. Maximum Leverage.

     The ratio of Total Indebtedness to Total Asset Value for any Defined Period shall not be greater than sixty-five percent (65%).

     SECTION 10.5. Additional Covenants.

     (a) Each of the Guarantor and the Company covenants and agrees with each Holder of Senior Notes that if an Event of Default shall have occurred and be continuing, it shall not (i) declare or pay any dividends or distributions on, or redeem, purchase, acquire or make a liquidation payment with respect to, any of the Company's or the Gurantor's Equity Interests, (ii) vote in favor of or permit or otherwise allow any of its Subsidiaries to declare or pay any dividends or distributions on, or redeem, purchase, acquire or make a liquidation payment with respect to or otherwise retire, any of such Subsidiary's Equity Interests entitling the holders thereof to a stated rate of return other than dividends or distributions on Equity Interests payable solely to the Company, the Guarantor or any Subsidiary thereof (for the avoidance of doubt, whether such Equity Interests are perpetual or otherwise), or (iii) make any payment of principal


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

of or any interest or premium on or repay, repurchase or redeem any debt securities of the Company that rank pari passu in all respects with or junior in interest to the Senior Notes.

     (b) The Guarantor shall maintain its status as a real estate investment trust under the Internal Revenue Code of 1986, as amended, unless and until such time as the Guarantor's Board of Directors determines that it is no longer advisable to maintain its status as a real estate investment trust.

     SECTION 10.6. Waiver of Covenants.

     The Company may omit in any particular instance to comply with any covenant or condition contained in Section 10.5 if, before or after the time for such compliance, the Holders of at least a majority in aggregate principal amount of the Outstanding Senior Notes shall, by Act of such Holders, either waive such compliance in such instance or generally waive compliance with such covenant or condition, but no such waiver shall extend to or affect such covenant or condition except to the extent so expressly waived, and, until such waiver shall become effective, the obligations of the Company in respect of any such covenant or condition shall remain in full force and effect.

     SECTION 10.7. Treatment of Senior Notes.

     The Company will treat the Senior Notes as indebtedness, and the amounts (other than payments of principal) payable in respect of the principal amount of such Senior Notes as interest, for all U.S. federal income tax purposes. All payments in respect of the Senior Notes will be made free and clear of U.S. withholding tax to any beneficial owner thereof that has provided an Internal Revenue Service Form W-9 or W-8BEN (or any substitute or successor form) establishing its U.S. or non-U.S. status for U.S. federal income tax purposes.

     SECTION 10.8. Change in Control.

     (a) In the event of a Change of Control, then, upon written notice (a "Repurchase Notice") delivered to the Company, the Guarantor and the Trustee by the Holders of not less than 10% of the aggregate principal amount of the Senior Notes Outstanding, the Company and the Guarantor shall be jointly and severally obligated to offer to repurchase from all of the Holders, and shall repurchase from such Holders who accept such offer, all of the outstanding Senior Notes held by such Holders, at a repurchase price equal to 100% of the aggregate principal amount of the Senior Notes being repurchased, with accrued interest, including any Additional Interest thereon to, but excluding, the date of such repurchase and any Breakage Costs. The Repurchase Notice shall be delivered by such Holders within 20 days following receipt of the Change of Control Notice, and any repurchase shall be consummated no later than 20 days following the occurrence of a Change in Control. In the event that the Holders of not less than 10% of the aggregate principal amount of the Senior Notes Outstanding do not deliver a Repurchase Notice within the required time set forth in this
Section 10.8 in respect of a Change of Control Notice, then the Holders shall be deemed to have waived their option to have their Senior Notes repurchased pursuant to this Section 10.8 in respect of such Change of Control.


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

     (b) In the event of a Change of Control, the Company or the Guarantor shall deliver notice of such Change of Control (a "Change of Control Notice") to the Holders and the Trustee at least 45 days prior to the effective date of the Change of Control.

     SECTION 10.9. Calculation Agent.

     (a) The Company hereby agrees that for so long as any of the Senior Notes remain Outstanding, there will at all times be a calculation agent appointed to calculate LIBOR in respect of each Interest Payment Date in accordance with the terms of Schedule A hereto (the "Calculation Agent"). The Company has initially appointed the Trustee as the Calculation Agent for purposes of determining LIBOR for each Interest Payment Date. The Calculation Agent may be removed by the Company at any time. If the Calculation Agent is unable or unwilling to act as such or is removed by the Company, the Company will promptly appoint as a replacement Calculation Agent the London office of a leading bank which is engaged in transactions in U.S. Dollar deposits in Europe in the international market for U.S. Dollar deposits in Europe and which does not control or is not controlled by or under common control with the Company or its Affiliates. The Calculation Agent may not resign its duties without a successor having been duly appointed.

     (b) The Calculation Agent shall be required to agree that, as soon as possible after 11:00 a.m. (London time) on each LIBOR Determination Date, but in no event later than 11:00 a.m. (London time) on the Business Day immediately following such LIBOR Determination Date, the Calculation Agent will calculate the interest rate and dollar amount (rounded to the nearest cent, with half a cent being rounded upwards) for the related Interest Payment Date, and will communicate such rate and amount to the Company, the Trustee, each Paying Agent and the Depositary. The Calculation Agent shall also specify to the Company the quotations upon which the foregoing rates and amounts are based and, in any event, the Calculation Agent shall notify the Company before 5:00 p.m. (London time) on each LIBOR Determination Date that either: (i) it has determined or is in the process of determining the foregoing rates and amounts or (ii) it has not determined and is not in the process of determining the foregoing rates and amounts, together with its reasons therefor. The Calculation Agent's determination of the foregoing rates and amounts for any Interest Payment Date will (in the absence of manifest error) be final and binding upon all parties. For the sole purpose of calculating the interest rate for the Senior Notes, "Business Day" shall be defined as any day on which dealings in deposits in Dollars are transacted in the London interbank market.

                                   ARTICLE XI

                           Redemption of Senior Notes

     SECTION 11.1. Optional Redemption.

     The Company may, at its option, on any Interest Payment Date, on or after July 30, 2011, redeem the Senior Notes in whole at any time or in part from time to time, at a Redemption Price equal to one hundred (100%) percent of the principal amount thereof (or of the redeemed portion thereof, as applicable), together, in the case of any such redemption, with accrued interest,


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

including any Additional Interest, and any premiums, to but excluding the date fixed for redemption.

     SECTION 11.2. Election to Redeem; Notice to Trustee.

     The election of the Company to redeem any Senior Notes, in whole or in part, shall be evidenced by or pursuant to a Board Resolution. In case of any redemption at the election of the Company, the Company shall, not less than thirty (30) days and not more than sixty (60) days prior to the Redemption Date (unless a shorter notice shall be satisfactory to the Trustee), notify the Trustee in writing of such date and of the principal amount of the Senior Notes to be redeemed and provide the additional information required to be included in the notice or notices contemplated by Section 11.4. A failure to give such notice by mail or any defect in the notice to the Holder of any Senior Note designated for redemption as a whole or in part shall not affect the validity of the proceedings for the redemption of any other Senior Note. In the case of any redemption of Senior Notes, in whole or in part, (a) prior to the expiration of any restriction on such redemption provided in this Indenture or the Senior Notes or (b) pursuant to an election of the Company which is subject to a condition specified in this Indenture or the Senior Notes, the Company shall furnish the Trustee with an Officers' Certificate and an Opinion of Counsel evidencing compliance with such restriction or condition.

     SECTION 11.3. Selection of Senior Notes to be Redeemed.

     (a) If less than all the Senior Notes are to be redeemed, the particular Senior Notes to be redeemed shall be selected and redeemed on a pro rata basis not more than sixty (60) days prior to the Redemption Date by the Trustee from the Outstanding Senior Notes not previously called for redemption by such methods as the Trustee shall deem fair and appropriate, provided, that the unredeemed portion of the principal amount of any Senior Note shall be in an authorized denomination (which shall not be less than the minimum authorized denomination) for such Senior Note.

     (b) The Trustee shall promptly notify the Company and the Securities Registrar (if other than itself) in writing of the Senior Notes selected for redemption and, in the case of any Senior Notes selected for partial redemption, the principal amount thereof to be redeemed. For all purposes of this Indenture, unless the context otherwise requires, all provisions relating to the redemption of Senior Notes shall relate, in the case of any Senior Note redeemed or to be redeemed only in part, to the portion of the principal amount of such Senior Note that has been or is to be redeemed.

     (c) The provisions of paragraphs (a) and (b) of this Section 11.3 shall not apply with respect to any redemption affecting only a single Senior Note, whether such Senior Note is to be redeemed in whole or in part. In the case of any such redemption in part, the unredeemed portion of the principal amount of the Senior Note shall be in an authorized denomination (which shall not be less than the minimum authorized denomination) for such Senior Note.


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

     SECTION 11.4. Notice of Redemption.

     (a) Notice of redemption shall be given in the manner provided in Section
1.6 not later than the thirtieth (30th) day, and not earlier than the sixtieth
(60th) day, prior to the Redemption Date to each Holder of Senior Notes to be redeemed, in whole or in part.

     (b) With respect to Senior Notes to be redeemed, in whole or in part, each notice of redemption shall state:

          (i) the Redemption Date;

          (ii) the Redemption Price or, if the Redemption Price cannot be calculated prior to the time the notice is required to be sent, the estimate of the Redemption Price, as calculated by the Company, together with a statement that it is an estimate and that the actual Redemption Price will be calculated on the fifth (5th) Business Day prior to the Redemption Date (and if an estimate is provided, a further notice shall be sent of the actual Redemption Price on the date that such Redemption Price is calculated);

          (iii) if less than all Outstanding Senior Notes are to be redeemed, the identification (and, in the case of partial redemption, the respective principal amounts) of the particular Senior Notes to be redeemed;

          (iv) that on the Redemption Date, the Redemption Price, with accrued interest, including any Additional Interest, and any premiums, will become due and payable upon each such Senior Note or portion thereof, and that any interest (including any Additional Interest) on such Senior Note or such portion, as the case may be, shall cease to accrue on and after said date; and

          (v) the place or places where such Senior Notes are to be surrendered for payment of the Redemption Price.

     (c) Notice of redemption of Senior Notes to be redeemed, in whole or in part, at the election of the Company shall be given by the Company or, at the Company's request, by the Trustee in the name and at the expense of the Company and shall be irrevocable. The notice if mailed in the manner provided above shall be conclusively presumed to have been duly given, whether or not the Holder receives such notice. In any case, a failure to give such notice by mail or any defect in the notice to the Holder of any Senior Note designated for redemption as a whole or in part shall not affect the validity of the proceedings for the redemption of any other Senior Note.

     SECTION 11.5. Deposit of Redemption Price.

     On or prior to 10:00 a.m., New York City time, on the Redemption Date specified in the notice of redemption given as provided in Section 11.4, the Company will deposit with the Trustee or with one or more Paying Agents (or if the Company is acting as its own Paying Agent, the Company will segregate and hold in trust as provided in Section 10.2) an amount of


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money sufficient to pay on the Redemption Date the Redemption Price of, and any
accrued interest (including any Additional Interest) on, all the Senior Notes (or portions thereof) that are to be redeemed on that date.

     SECTION 11.6. Payment of Senior Notes Called for Redemption.

     (a) If any notice of redemption has been given as provided in Section 11.4, the Senior Notes or portion of Senior Notes with respect to which such notice has been given shall become due and payable on the date and at the place or places stated in such notice at the applicable Redemption Price, together with accrued interest (including any Additional Interest) and any premiums, to the Redemption Date. On presentation and surrender of such Senior Notes at a Place of Payment specified in such notice, the Senior Notes or the specified portions thereof shall be paid and redeemed by the Company at the applicable Redemption Price, together with accrued interest (including any Additional Interest) to the Redemption Date.

     (b) Upon presentation of any Senior Note redeemed in part only, the Company shall execute and upon receipt thereof the Trustee shall authenticate and deliver to the Holder thereof, at the expense of the Company, a new Senior Note or Senior Notes, of authorized denominations, in aggregate principal amount equal to the unredeemed portion of the Senior Note so presented and having the same Original Issue Date, Stated Maturity and terms.

     (c) If any Senior Note called for redemption shall not be so paid upon surrender thereof for redemption, the principal of and any premium on such Senior Note shall, until paid, bear interest from the Redemption Date at the rate prescribed therefor in the Senior Note.

                                   ARTICLE XII

                                    Guarantee

     SECTION 12.1. The Guarantee.

     The Guarantor hereby fully, unconditionally and irrevocably guarantees to each holder of a Senior Note authenticated and delivered by the Trustee the due and punctual payment of the principal of and any premium and interest (including Additional Interest) on such Senior Note, when and as the same shall become due and payable, whether at Maturity, by acceleration, upon redemption or otherwise, in accordance with the terms of such Senior Note and this Indenture, as well as the due and punctual performance of all other obligations contained in the Senior Notes and this Indenture. In case of the failure of the Company to punctually pay its obligations on any Senior Note, the Guarantor hereby agrees to cause any such payment to be made punctually when and as the same shall become due and payable, whether at Maturity, by acceleration, upon redemption or otherwise, and as if such payment were made by the Company. This Guarantee will rank pari passu with all of the Guarantor's other unsecured obligations, including other guarantees.


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

     SECTION 12.2. Guarantee Unconditional, etc.

     The Guarantor hereby agrees that it shall be liable as principal and as debtor hereunder with respect to its obligations under this Article XII. This
Article XII creates a guarantee of payment and not of collection on the part of the Guarantor. The Guarantor's obligations hereunder shall be absolute, irrevocable and unconditional, irrespective of, and shall be unaffected by, any invalidity, irregularity or unenforceability of any Senior Note or this Indenture, any failure to enforce the provisions of any Senior Note or this Indenture, or any waiver, modification, consent or indulgence granted with respect thereto by the holder of such Senior Note or the Trustee, the recovery of any judgment against the Company or any action to enforce the same, or any other circumstances which may otherwise constitute a legal or equitable discharge of a surety or guarantor. The Guarantor hereby waives diligence, presentment, demand of payment, filing of claims with a court in the event of merger, insolvency or bankruptcy of the Company, any right to require a proceeding first against the Company, protest or notice with respect to any such Senior Note or the indebtedness evidenced thereby and all demands whatsoever, and covenants that this Guarantee will not be discharged except by payment in full of the principal of and any premium, and interest (including Additional Interest) on the Senior Notes and the complete performance of all other obligations contained in the Senior Notes and this Indenture. The Guarantor further agrees, to the fullest extent that it lawfully may do so, that, as between the Guarantor, on the one hand, and the Holders and the Trustee, on the other hand, the Maturity of the Senior Notes shall or may, as the case may be, be accelerated as provided in this Indenture for purposes of the Guarantor's obligations under this Guarantee, notwithstanding any stay, injunction or prohibition existing under any bankruptcy, insolvency, reorganization or other similar law of any jurisdiction preventing such acceleration in respect of the obligations guaranteed hereby.

     SECTION 12.3. Reinstatement.

     This Guarantee shall continue to be effective or be reinstated, as the case may be, if at any time a payment in respect of any Senior Note, in whole or in part, is rescinded or must otherwise be restored to the Company or the Guarantor upon the bankruptcy, liquidation or reorganization of the Company or otherwise.

     SECTION 12.4. Subrogation.

     The Guarantor shall be subrogated to all rights of the Holder of any Senior Note against the Company in respect of any amounts paid to such Holder by the Guarantor pursuant to the provisions of this Guarantee; provided, however, that the Guarantor shall not be entitled to enforce, or to receive any payments arising out of or based upon, such right of subrogation as a result of payment under this Guarantee, if, after giving effect to any such payment, any amounts are due and unpaid under this Guarantee. If any amount shall be paid to the Guarantor in violation of the preceding sentence, the Guarantor agrees to hold such amount in trust for the Holders and to pay such amount to the Holders.

     This instrument may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument. Delivery of an executed signature page of this Indenture by facsimile transmission shall be effective as delivery of a manually executed counterpart hereof.

                                     * * * *

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

     IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed as of the day and year first above written.

                                        MPT OPERATING PARTNERSHIP, L.P.,
                                        as Issuer


                                        By: /s/ R. Steven Hamner
                                            ------------------------------------
                                            R. Steven Hamner
                                            Executive Vice President and
                                            Chief Financial Officer


                                        MEDICAL PROPERTIES TRUST, INC.,
                                        as Guarantor


                                        By: /s/ R. Steven Hamner
                                            ------------------------------------
                                            R. Steven Hamner
                                            Executive Vice President and
                                            Chief Financial Officer


                                        Wilmington Trust Company, as Trustee


                                        By: /s/ Kristin L. Moore
                                            ------------------------------------
                                            Kristin L. Moore
                                            Senior Financial Services Officer

                                                                      SCHEDULE A

                             DETERMINATION OF LIBOR

     With respect to the Senior Notes, the London interbank offered rate ("LIBOR") shall be determined by the Calculation Agent in accordance with the following provisions (in each case rounded to the nearest .000001%):

(1) On the second LIBOR Business Day (as defined below) prior to an Interest Payment Date, occurring after the Interest Payment Date in July, 2011 (each such day, a "LIBOR Determination Date"), LIBOR shall, for the following interest payment period, equal the rate, as obtained by the Calculation Agent from Bloomberg Financial Markets Commodities News, for three-month U.S. Dollar deposits in Europe, which appears on Dow Jones Telerate Page 3750 (as defined in the International Swaps and Derivatives Association, Inc. 1991 Interest Rate and Currency Exchange Definitions), or such other page as may replace such Page 3750, as of 11:00 a.m. (London time) on such LIBOR Determination Date.

(2) If, on any LIBOR Determination Date, such rate does not appear on Dow Jones Telerate Page 3750 or such other page as may replace such Page 3750, the Calculation Agent shall determine the arithmetic mean of the offered quotations of the Reference Banks (as defined below) to leading banks in the London interbank market for three-month U.S. Dollar deposits in Europe in an amount determined by the Calculation Agent by reference to requests for quotations as of approximately 11:00 a.m. (London time) on the LIBOR Determination Date made by the Calculation Agent to the Reference Banks. If, on any LIBOR Determination Date, at least two of the Reference Banks provide such quotations, LIBOR shall equal such arithmetic mean of such quotations. If, on any LIBOR Determination Date, only one or none of the Reference Banks provide such quotations, LIBOR shall be deemed to be the arithmetic mean of the offered quotations that leading banks in the City of New York selected by the Calculation Agent are quoting on the relevant LIBOR Determination Date for three-month U.S. Dollar deposits in Europe in an amount determined by the Calculation Agent by reference to the principal London offices of leading banks in the London interbank market; provided that, if the Calculation Agent is required but is unable to determine a rate in accordance with at least one of the procedures provided above, LIBOR shall be LIBOR as determined on the previous LIBOR Determination Date, or adequate and fair means do not exist for ascertaining the applicable interest rate on the basis set forth above (due to changes arising in the interbank Eurocurrency market or otherwise), then the Senior Notes shall not bear interest in respect of LIBOR but shall instead bear interest with reference to a floating rate equal to the Base Rate (as defined below).

(3) As used herein: "Reference Banks" means four major banks in the London interbank market selected by the Calculation Agent; and "LIBOR Business Day" means a day on which commercial banks are open for business (including dealings in foreign exchange and foreign currency deposits) in London; the "Base Rate" on any day shall equal the greater of the arithmetic mean of (i) the "prime rate" for dollar denominated loans quoted by leading banks in the City of New York selected by the Calculation Agent and (ii) the Federal Funds Rate (as defined below) plus 0.50% per annum; and the "Federal Funds Rate" on any day equals the rate per annum equal to the weighted average (rounded upwards to the nearest 0.000001) of the rate on overnight federal funds transactions with members of the Federal Reserve System only

                                                                      SCHEDULE A

arranged by federal funds brokers, as published as of such day by the Federal Reserve Bank of New York.

                                                                       EXHIBIT A

                     Form of Officer's Financial Certificate

     The undersigned, the [Chief Financial Officer/Treasurer/Assistant Treasurer/Secretary/ Assistant Secretary/Chairman/ViceChairman/Chief Executive Officer/President/Vice President] of Medical Properties Trust, Inc. (the "Guarantor") hereby certifies, in such capacity and not individually, pursuant to Section 7.3(b) of the Indenture, dated as of July 14, 2006, that:

[FOR FISCAL YEAR END: Attached hereto are the audited consolidated financial statements (including the balance sheet, income statement and statement of cash flows, and notes thereto, together with the report of the independent accountants thereon) of the Guarantor and its consolidated subsidiaries for the three years ended _______, 20__.]

[FOR FISCAL QUARTER END: Attached hereto are the unaudited consolidated financial statements (including the balance sheet and income statement) of the Guarantor and its consolidated subsidiaries for the fiscal quarter and [six/nine] month period ended _______, 20__.]

The financial statements fairly present in all material respects, in accordance with U.S. generally accepted accounting principles ("GAAP"), the financial position of the Guarantor and its consolidated subsidiaries, and the results of operations and changes in financial condition as of the date, and for the [quarter] [annual] period ended _______, 20__, and such financial statements have been prepared in accordance with GAAP consistently applied throughout the period involved (expect as otherwise noted therein).

Attached hereto is a schedule showing the calculation of Total Indebtedness to Total Asset Value ratio of the Guarantor and its consolidated subsidiaries for the fiscal quarter ended _______, 20__ calculated pursuant to Section 10.4 of the Indenture.

Attached hereto is a current organizational chart of the Guarantor and its subsidiaries as of the date hereof.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]


                                     Ex. A-1

                                                                       EXHIBIT A

IN WITNESS WHEREOF, the undersigned has executed this Officer's Financial Certificate as of this _____ day of _____________, 20__.


                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------

                                        Medical Properties Trust, Inc.
                                        1000 Urban Center Drive, Suite 501
                                        Birmingham, Alabama 35242
                                        (205) 969-3755


                                     Ex. A-2

                                                                       Exhibit B

                                     FORM OF
                              OFFICERS' CERTIFICATE
                                      UNDER
                                  SECTION 10.3

     Pursuant to Section 10.3 of the Indenture, dated as of July 14, 2006 (as amended or supplemented from time to time, the "Indenture"), between MPT Operating Partnership, L.P., as issuer (the "Company"), Medical Properties Trust, Inc., as guarantor, and Wilmington Trust Company, as trustee, each of the undersigned hereby certifies in such capacity listed and not individually that, to the knowledge of the undersigned, the Company is not in default in the performance or observance of any of the terms, provisions or conditions contained in the Indenture (without regard to any period of grace or requirement of notice provided under the Indenture), for the fiscal year ending on ________, 20__ [, except as follows: specify each such default and the nature and status thereof].

     Capitalized terms used herein, and not otherwise defined herein, have the respective meanings assigned thereto in the Indenture.

     IN WITNESS WHEREOF, the undersigned have executed this Officers' Certificate as of ___________, 20__.


                                        ----------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title: [Must be the Chairman of the
                                               Board, a Vice Chairman of the
                                               Board, the Chief Executive
                                               Officer, the President, or a Vice
                                               President] of MPT Operating
                                               Partnership, L.P.


                                        ----------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title: [Must be the Chief Financial
                                               Officer, the Treasurer, an
                                               Assistant Treasurer, the
                                               Secretary or an Assistant
                                               Secretary] of MPT Operating
                                               Partnership, L.P.

                                                                       Exhibit C

                         FORM OF TRANSFEREE CERTIFICATE
                  TO BE EXECUTED BY TRANSFEREES OTHER THAN QIBS

                                                                 __________, [ ]

MPT Operating Partnership, L.P.
1000 Urban Center Drive, Suite 501
Birmingham, Alabama 35242

          Re: Purchase of $___ of ___% Senior Notes (the "Senior Notes")

Ladies and Gentlemen:

          In connection with our purchase of the Senior Notes we confirm that:

          1. We understand that the ___% Senior Notes (the "Senior Notes") of MPT Operating Partnership, L.P. (the "Company") (including the guarantee (the "Guarantee") of Medical Properties Trust, Inc. (the "Guarantor") executed in connection therewith) (the Senior Notes and the Guarantee together being referred to herein as the "Offered Securities"), have not been registered under the Securities Act of 1933, as amended (the "Securities Act"), and may not be offered or sold except as permitted in the following sentence. We agree on our own behalf and on behalf of any investor account for which we are purchasing the Offered Securities that, if we decide to offer, sell or otherwise transfer any such Offered Securities, such offer, sale or transfer will be made only (a) to the Company, (b) to a person we reasonably believe is a "qualified institutional buyer" (a "QIB") (as defined in Rule 144 under the Securities Act) in a transaction meeting the requirements of Rule 144A under the Securities Act, (c) to an institutional "accredited investor" within the meaning of subparagraph (a)
(1), (2), (3) or (7) of Rule 501 under the Securities Act that is acquiring Offered Securities for its own account, or for the account of such an "accredited investor" within the meaning of subparagraph (a) (1), (2), (3) or
(7) of Rule 501 under the Securities Act, for investment purposes and not with a view to, or for offer or sale in connection with, any distribution thereof in violation of the Securities Act, (d) pursuant to an effective registration statement under the Securities Act, or (e) pursuant to an exemption from the Securities Act, in each case in accordance with any applicable securities laws of any state of the United States or any other applicable jurisdiction and, in the case of (c) or (e), subject to the right of the Company to require an opinion of counsel. If any resale or other transfer of the Offered Securities is proposed to be made pursuant to clause (c) or (e) above, the transferor shall deliver a letter from the transferee substantially in the form of this letter to the Trustee as Transfer Agent, which shall provide as applicable, among other things, that the transferee is an "accredited investor" within the meaning of subparagraph (a) (1), (2), (3) or (7) of Rule 501 under the Securities Act that is acquiring such Securities for investment purposes and not for distribution in violation of the Securities Act. We acknowledge on our behalf and on behalf of any investor account for which we are purchasing Securities that the Company reserves the right prior to any offer, sale or other transfer pursuant to clause
(e) or (c) to require the delivery of any opinion of counsel. We understand that the certificates for any Offered Security that we receive will bear a legend substantially to the effect of the foregoing.

                                                                       Exhibit C

          2. We are an "accredited investor" within the meaning of subparagraph
(a) (1), (2), (3) or (7) of Rule 501 under the Securities Act purchasing for our own account or for the account of such an "accredited investor," and we are acquiring the Offered Securities for investment purposes and not with a view to, or for offer or sale in connection with, any distribution in violation of the Securities Act, and we have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of our investment in the Offered Securities, and we and any account for which we are acting are each able to bear the economic risks of our or its investment.

          3. We are acquiring the Offered Securities purchased by us for our own account (or for one or more accounts as to each of which we exercise sole investment discretion and have authority to make, and do make, the statements contained in this letter) and not with a view to any distribution of the Offered Securities, subject, nevertheless, to the understanding that the disposition of our property will at all times be and remain within our control.

          4. In the event that we purchase any Senior Notes, we will acquire such Senior Note having an aggregate amount of not less than $100,000 for our own account and for each separate account for which we are acting.

          5. We acknowledge that either (A) we are not an employee benefit plan, individual retirement account or other plan or arrangement subject to Title I of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or
Section 4975 of the Internal Revenue Code of 1986, as amended (the "Code") (each a "Plan"), or an entity whose underlying assets include "plan assets" by reason of any Plan's investment in the entity, and are not purchasing the Offered Securities on behalf of or with "plan assets" by reason of any Plan's investment in the entity; (B) we are eligible for the exemptive relief available under one or more of the following prohibited transaction class exemptions ("PTCEs") issued by the U.S. Department of Labor: PTCE 96-23, 95-60, 91-38, 90-1 or 84-14 or another applicable exemption; or (C) our purchase and holding of this security, or any interest therein, are not prohibited by Section 406 of ERISA or
Section 4975 of the Code with respect to such purchase and holding.

          6. We acknowledge that the Company, the Guarantor and others will rely upon the truth and accuracy of the foregoing acknowledgments, representations, warranties and agreements and agree that if any of the acknowledgments, representations, warranties and agreements deemed to have been made by our purchase of the Offered Securities are no longer accurate, we shall promptly notify the Company. If we are acquiring any Offered Securities as a fiduciary or agent for one or more investor accounts, we represent that we have sole discretion with respect to each such investor account and that we have full power to make the foregoing acknowledgments, representations and agreement on behalf of each such investor account.

                                        (Name of Purchaser)


                                        By:
                                            ------------------------------------
                                        Date:
                                              ----------------------------------

                                                                       Exhibit C

          Upon transfer, the Offered Securities would be registered in the name of the new beneficial owner as follows.

Name:
      -------------------------------
Address:
         ----------------------------
Taxpayer ID Number:
                    -----------------

                                                                       Exhibit D

                         FORM OF TRANSFEROR CERTIFICATE
                             TO BE EXECUTED FOR QIBs

                                                                 __________, [ ]

MPT Operating Partnership, L.P.
1000 Urban Center Drive, Suite 501
Birmingham, Alabama 35242

          Re: Purchase of $___ amount of ___% Senior Notes (the "Senior Notes")

     Reference is hereby made to the Indenture, dated as of July 14, 2006 (as amended or supplemented from time to time, the "Indenture"), between MPT Operating Partnership, L.P., as issuer, Medical Properties Trust, Inc., as guarantor, and Wilmington Trust Company, as trustee. Capitalized terms used but not defined herein shall have the meanings given them in the Indenture.

     This letter relates to $________________________ aggregate amount of Senior Notes which are held in the name of _____________ (the "Transferor").

     In accordance with Article III of the Indenture, the Transferor hereby certifies that such Senior Notes are being transferred in accordance with (i) the transfer restrictions set forth in the Senior Notes and (ii) Rule 144A under the Securities Act ("Rule 144A"), to a transferee that the Transferor reasonably believes is purchasing the Senior Notes for its own account or an account with respect to which the transferee exercises sole investment discretion and the transferee and any such account is a "qualified institutional buyer" within the meaning of Rule 144A, in a transaction meeting the requirements of Rule 144A and in accordance with applicable securities laws of any state of the United States or any other jurisdiction.

     You are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceeding or official inquiry with respect to the matters covered hereby.

                                        (Name of Transferor)


                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------
Date:
      -------------------------------


                                       D-1